                                                                     EXHIBIT 2.1


                _______________________________________________



                            ASSET TRANSFER AGREEMENT


                                    BETWEEN


                        OCCIDENTAL CHEMICAL CORPORATION
                                   AS SELLER


                                      AND

                         BORDEN CHEMICALS AND PLASTICS
                         OPERATING LIMITED PARTNERSHIP

                                    AS BUYER



                          DATED AS OF AUGUST 12, 1994


                          ___________________________

                             PVC PRODUCTION ASSETS
                                ADDIS, LOUISIANA

                          ___________________________



                _______________________________________________

                               LIST OF SCHEDULES

     Schedule                              Description
     --------                              -----------
     1.1                         Permitted Liens
     2.2(b)                      Addis Contracts
     2.2(c)                      Addis Equipment
     2.2(d)                      Addis Permits
     2.2(e)                      Addis Real Estate Interests
     2.2(f)                      Addis Technology and Know How
     2.2(i)                      Addis Technical Materials
     2.4(j)                      Excluded Patent and Technology Assets
     5.3                         Exceptions to Title
     5.4                         Excepted Defaults
     5.5                         Litigation and Proceedings
     5.6                         Seller's Third Party Approvals
     5.7                         Other Liabilities
     5.8                         Non-Compliance
     5.9                         Exceptions to Required Permits
     5.11(a)                     Employee Listing
     5.11(b)                     Labor Disputes
     5.12                        Seller's Employee Benefit Plans
     5.14                        Off Site Waste Disposal
     5.18                        Financial Data
     5.19                        Environmental Condition
     6.3                         Buyer's Employee Benefit Plans
     6.4                         Buyer's Third Party Approvals
     7.5                         Environmental Assessment
     7.6                         Construction Debris Removal

                                LIST OF ANNEXES


     Annex                                   Description
     -----                                   -----------
     A                            Change Adjustment Worksheet
     B                            Form of Seller's Opinion of Counsel
     C                            Form of Buyer's Opinion of Counsel
     D                            Form of VCM Supply Agreement
     E                            Form of PVC Tolling Agreement
     F                            Form of Deed
     G                            Form of Assignment and Assumption Agreement

                               TABLE OF CONTENTS

                                                                 PAGE
                                                                NUMBER
                                                                ------
Parties and Recitals                                               1


                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.1     Definitions....................................    1
SECTION 1.2     Accounting Terms...............................    5
SECTION 1.3     Accounting and Financial Determinations........    5
SECTION 1.4     Other Defined Terms; Use of Defined Terms......    5


                                   ARTICLE II
           AGREEMENTS OF PURCHASE AND SALE; ASSUMPTION OF CERTAIN
                                  LIABILITIES

SECTION 2.1     Purchase and Sale..............................    5
SECTION 2.2     Scope of Included Assets.......................    5
SECTION 2.3     Seller's Retention of Excluded Assets..........    6
SECTION 2.4     Scope of Excluded Assets.......................    6
SECTION 2.5     Assumption of Liabilities......................    6
SECTION 2.6     Excluded Liabilities...........................    6
SECTION 2.7     License........................................    6

                                                                 PAGE
                                                                NUMBER
                                                                ------
                                  ARTICLE III
                     PURCHASE PRICE; ADJUSTMENT FOR CHANGES

SECTION 3.1     Purchase Price.................................    7
SECTION 3.2     Allocation of Purchase Price...................    7
SECTION 3.3     Purchase Price Adjustment......................    7


                                   ARTICLE IV
                                    CLOSING

SECTION 4.1     Time and Location..............................    8
SECTION 4.2     Delivery of Instruments and Payment............    8
SECTION 4.3     Taxes..........................................    9
SECTION 4.4     Exemption From Hart-Scott-Rodino Filing........    9


                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLER

SECTION 5.1     Corporate Organization.........................    9
SECTION 5.2     Corporate Authority............................    9
SECTION 5.3     Good Title.....................................    9
SECTION 5.4     No Defaults....................................   10
SECTION 5.5     Litigation and Proceedings.....................   10
SECTION 5.6     Governmental and Third Party Approvals.........   10
SECTION 5.7     Other Liabilities..............................   10
SECTION 5.8     No Violations..................................   10
SECTION 5.9     Permits........................................   10
SECTION 5.10    Acquisition of All Assets......................   11
SECTION 5.11    Employees; Labor Relations.....................   11

                                                                 PAGE
                                                                NUMBER
                                                                ------
SECTION 5.12    Employee Benefit Plans.........................   11
SECTION 5.13    Taxes..........................................   11
SECTION 5.14    Off Site Disposal..............................   11
SECTION 5.15    Material Contracts and Agreements..............   11
SECTION 5.16    Technology and Know-How Being Transferred......   12
SECTION 5.17    Equipment Being Transferred....................   12
SECTION 5.18    Financial Information Accurate.................   12
SECTION 5.19    Environmental Condition........................   12
SECTION 5.20    No Other Representations or Warranties.........   13


                                   ARTICLE VI
                    REPRESENTATIONS AND WARRANTIES OF BUYER

SECTION 6.1     Partnership Organization.......................   13
SECTION 6.2     Authority......................................   13
SECTION 6.3     Employee Benefit Plans.........................   14
SECTION 6.4     Governmental and Third Party Approvals.........   14


                                  ARTICLE VII
                              COVENANTS OF SELLER

SECTION 7.1     Operation of the Included Assets...............   14
SECTION 7.2     Further Assurances.............................   14
SECTION 7.3     Further Investigation..........................   14
SECTION 7.4     Transitional Assistance........................   15
SECTION 7.5     Environmental Assessment.......................   15
SECTION 7.6     Construction Debris Commitment.................   16
SECTION 7.7     First Month's Resin Production.................   16

                                                                 PAGE
                                                                NUMBER
                                                                ------
SECTION 7.8     First Month's VCM Supply.......................   16
SECTION 7.9     Financial Statements...........................   16
SECTION 7.10    Clean Reactor System...........................   16


                                  ARTICLE VIII
                               COVENANTS OF BUYER

SECTION 8.1     Confidentiality................................   16
SECTION 8.2     Occidental Name................................   16
SECTION 8.3     Post Closing Access............................   17
SECTION 8.4     Records Access; Transitional Assistance........   17
SECTION 8.5     Prohibition Against Recruitment................   17
SECTION 8.6     Wastewater Treatment Ponds.....................   17
SECTION 8.7     Construction Debris Commitment.................   18
SECTION 8.8     First Month's Resin Production.................   18
SECTION 8.8A    First Month's VCM Supply.......................   18
SECTION 8.9     No Reduction in Compensation...................   18
SECTION 8.10    Participation in Health Maintenance
                 Organization..................................   18
SECTION 8.11    Diligent Pursuit of Financing..................   18
SECTION 8.12    License to Operate the                     ....   19


                                   ARTICLE IX
                                EMPLOYEE MATTERS

SECTION 9.1     Offers of Employment...........................   19
SECTION 9.2     Participation in Buyer's Employee Benefit
                 Plans.........................................   20

                                                                 PAGE
                                                                NUMBER
                                                                ------
SECTION 9.3     Liability for Severance Benefits...............   20
SECTION 9.4     Certain Medical Plan Deductibles and Benefits..   20
SECTION 9.5     Benefit Plans Transfer.........................   20
SECTION 9.6     Coordination of Benefit Plans for Retirees.....   21
SECTION 9.7     Final Payroll..................................   22
SECTION 9.8     Certain Employee Related Liabilities...........   22
SECTION 9.9     Buyer's Compensation Practices and Benefit
                 Plans.........................................   22
SECTION 9.10    No Restriction on Seller's or Buyer's Rights
                 to Amend or Terminate.........................   22


                                   ARTICLE X
                                  TERMINATION

SECTION 10.1    Mutual Consent.................................   23
SECTION 10.2    Failure of Financing Contingency...............   23
SECTION 10.3    Misrepresentation or Breach....................   23
SECTION 10.4    Court Order....................................   23


                                   ARTICLE XI
                       CONDITIONS TO OBLIGATIONS OF BUYER

SECTION 11.1    Performance....................................   23
SECTION 11.2    Collateral Agreements..........................   24
SECTION 11.3    Corporate Authorization........................   24
SECTION 11.4    Opinion of Seller's Counsel....................   24
SECTION 11.5    Representations and Warranties True............   24
SECTION 11.6    No Violations of Statutes......................   24
SECTION 11.7    Federal Trade Commission Approval..............   24
SECTION 11.8    Licenses, Consents and Approvals...............   25
SECTION 11.9    Results of Environmental Assessment............   25

                                                                 PAGE
                                                                NUMBER
                                                                ------
                                  ARTICLE XII
                      CONDITIONS TO OBLIGATIONS OF SELLER

SECTION 12.1    Performance....................................   25
SECTION 12.2    Authorizations.................................   25
SECTION 12.3    Opinion of Buyer's Counsel.....................   25
SECTION 12.4    Representations and Warranties True............   26
SECTION 12.5    No Violations of Statutes......................   26
SECTION 12.6    Federal Trade Commission Approval..............   26
SECTION 12.7    Licenses, Consents and Approvals...............   26


                                  ARTICLE XIII
                             INDEMNITIES; SURVIVAL

SECTION 13.1    Seller's Indemnity - General and Contractual...   26
SECTION 13.2    Seller's Indemnity - Environmental.............   26
SECTION 13.3    Buyer's Indemnity - General and Contractual....   27
SECTION 13.4    Buyer's Indemnity - Environmental..............   27
SECTION 13.5    Limitations....................................   28
SECTION 13.6    Threshold for Claims...........................   28
SECTION 13.7    Claim Deductibles..............................   29
SECTION 13.8    Claim Limits...................................   29

SECTION 13.9    Notice of Claims...............................   30


                                  ARTICLE XIV
                                 MISCELLANEOUS

SECTION 14.1    Inability to Obtain Certain Consents...........   30
SECTION 14.2    Costs and Expenses; Brokerage..................   31
SECTION 14.3    Bulk Sales Laws................................   31
SECTION 14.4    Titles for Convenience.........................   31
SECTION 14.5    Successors and Assigns.........................   31
SECTION 14.6    Entire Agreement; Amendment....................   31
SECTION 14.7    Governing Law..................................   31
SECTION 14.8    Notices........................................   32
SECTION 14.9    Public Statements..............................   32
SECTION 14.10   Third Party Beneficiaries......................   33

                            ASSET TRANSFER AGREEMENT


  THIS AGREEMENT, dated as of August 12, 1994, is between OCCIDENTAL CHEMICAL CORPORATION, a New York corporation (hereinafter called "Seller") and BORDEN CHEMICALS AND PLASTICS OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter called "Buyer"). Seller and Buyer are hereinafter sometimes collectively referred to as the "parties" and each singularly as a "party".

                                  WITNESSETH:

  WHEREAS, Seller is engaged in the business of producing and marketing PVC (as such term and certain other terms used with initial capital letters in this Agreement are defined in Article I hereof) resins, which business consists of the facilities, machinery, equipment, technology, intellectual property rights, inventories, permits and licenses, real and personal property, contracts, leases and other assets, wheresoever located throughout the world, owned, leased, employed or otherwise used by Seller in connection with the manufacture and marketing of PVC resins (the "Business"); and

  WHEREAS, Seller wishes to sell to Buyer certain of the assets used in the Business (the "Included Assets" as hereinafter more specifically defined), and to retain that portion of the Business constituting the Excluded Assets; and

  WHEREAS, Buyer wishes to purchase the Included Assets from Seller;

  NOW, THEREFORE, in consideration of the premises and the mutual benefits, covenants, and agreements herein contained, the parties have agreed and do hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

  SECTION 1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

  "Addis Business Records" means (i) originals or copies of the books of account; records; files; invoices; customer lists; supplier lists; health, safety or environmental records and other similar data used in connection with the Facility, excluding any portion of such data that relates to a production facility other than the Facility, and (ii) the name and address of, and the name and telephone number of the contact person(s) at, each of the customers to whom Seller has supplied suspension PVC homopolymer jointly from the Facility and from another production facility owned by Seller, and (iii) that portion of the customer records and files for each such customer that relates solely to sales to such customer from the Facility, and (iv) a copy of all other customer records and files for each such customer excluding any portion of such records and files that relates solely to sales to such customer from a production facility other than the Facility.

  "Addis Confidential Technology Information" means all portions and aspects of the OxyChem Addis Technology except that which at the Closing Date is or subsequently becomes part of the public domain through no fault of Buyer, or information that Buyer demonstrates by documentary evidence was in Buyer's possession free of any obligation of secrecy at the time of receipt from Seller, or information that subsequent to the Closing Date comes into Buyer's possession from an independent third party not under obligation of secrecy to Seller. Aspects or portions of the OxyChem Addis Technology which are specific shall not be deemed to be within the foregoing exceptions solely because they are embraced by more general information in the public domain or in the prior possession of Buyer. In addition, any combination of features shall not be deemed to be within the foregoing exceptions solely because individual features are in the public domain or in the possession of Buyer, but only if the combination itself and its principle of operation are in the public domain or in the possession of Buyer.

  "Addis Contracts" means originals or copies of all the contracts, licenses, leases, commitments, sales orders and purchase orders that pertain to the operation of the Facility including, without limitation, the material items set forth in Schedule 2.2(b).

  "Addis Equipment" means all machinery, equipment, plant, vehicles, office furniture, fixtures, tools, machine and electrical parts, computer equipment and programs and other tangible personal property owned by Seller and located at the Facility except to the extent specifically set forth in the definition of Excluded Assets, and including, without limitation, the major items of equipment set forth in Schedule 2.2(c).

  "Addis Permits" means the permits, approvals, orders, licenses, variances and exemptions issued by any federal, state or local governmental entity and necessary for the lawful operation of the Facility.

  "Addis Plant" means the buildings, equipment, facilities and real estate interests constituting Seller's commodity PVC resin production facility located at Addis, Louisiana.

  "Addis Real Estate Interests" means the interests in real estate owned, leased or used by Seller in connection with the operation of the Facility as set forth in Schedule 2.2(e).

  "Addis Working Capital" means the inventories of raw materials, work in process, finished goods and spare parts purchased or manufactured by Seller and located at the Facility as of the Closing Date.

  "Affiliate" means an entity which is, directly or indirectly, Controlling, Controlled by or under common Control with the predicate entity.

  "Assumed Liabilities" means the executory obligations of Seller with respect to the Included Assets under the express terms of the documents, agreements, contracts, leases, licenses, and permits pertaining to the Included Assets as set forth in Schedules 2.2(b) and (d) and the liabilities assumed by Buyer pursuant to Article IX.

  "Business"  has the meaning set forth in the first recital of this Agreement.

  "Closing" means the closing of the transactions contemplated by this Agreement.

  "Closing Date" means the date specified for the Closing by the Seller in a written notice to Buyer, subject to the requirements of Section 10.2 of this Agreement or upon such other date as the parties may mutually agree.

  "Code" means the Internal Revenue Code of 1986, as amended. All citations to the Code shall include any amendments or any substitute or successor provisions thereto.

  "Confidentiality Agreement" means that certain agreement entered into between Occidental Chemical Corporation and Borden Chemicals and Plastics Operating Limited Partnership dated February 14, 1994.

  "Control" (including the terms "Controlling", "Controlled by" and "under common Control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the predicate entity whether through the ownership of voting securities, by contract, or otherwise.

  "dollars"  means dollars of the United States of America.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

  "Evaluation Material" means the information furnished by Seller and designated as "Evaluation Material" under the terms of the Confidentiality Agreement.

  "Excluded Assets" has the meaning assigned to it in Section 2.4 of this Agreement.

  "Facility"  means the Addis Plant.

  "Included Assets" means the rights, properties and assets of Seller described in Section 2.2 of this Agreement.

  "OxyChem Addis Technology" means all the technology owned by, or licensed to, Seller, or which Seller has the right to use, and which is practiced at or embodied in equipment or processes operated at the Addis Plant on the Closing Date. OxyChem Addis Technology does not include that technology or those rights to use technology which are set out in Section 2.4. OxyChem Addis Technology may include confidential technology, non-confidential technology, and technology covered by United States patents.

  "Pension Plan"  has the meaning set forth in Section 3(2) of ERISA.

  "Permitted Exceptions" means (i) liens for taxes that are not in default or taxes that are being contested in good faith by appropriate proceedings; (ii) easements, restrictions and other limitations set forth in any policy of title insurance that may be obtained in respect of the transfer to Buyer of the Addis Real Estate Interests and which are (a) not substantial in amount, (b) do not materially detract from the value of the Included Assets, and (c) do not materially interfere with the ability to operate the Included Assets; and (iii) encumbrances, easements, restrictions and other limitations arising in connection with the Included Assets which are set forth in Schedule 1.1.

  "Promotional Literature" means all catalogues, sales promotional literature, advertising materials and trademarks owned or used by Seller in connection with the sale of PVC manufactured at the Facility, excepting those rights set forth in Section 2.4(f) of this Agreement.

  "PVC"  means polyvinyl chloride.

  "PVC Tolling Agreement"  means the agreement in the form of Annex E hereto.

  "SEC"  means the Securities and Exchange Commission of the United States.

  "VCM"  means vinyl chloride monomer.

  "VCM Supply Agreement"  means the agreement in the form of Annex D hereto.

  "Welfare Plan"  has the meaning set forth in Section 3(1) of ERISA.

  SECTION 1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles currently in effect, including, without limitation, applicable statements, bulletins and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees.

  SECTION 1.3 Accounting and Financial Determinations. When the character or amount of any assets or liability or item of income or expense is required to be determined, for the purpose of this Agreement such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with generally accepted accounting principles applied on a consistent basis.

  SECTION 1.4 Other Defined Terms; Use of Defined Terms. The words "hereof", "herein", and "hereunder", and words of similar import, when used in this Agreement, shall refer to this Agreement, and Article, Section, Schedule, Annex and like references are intended to refer to this Agreement unless otherwise specified. Terms for which meanings are provided in this Agreement shall, unless otherwise defined or the context otherwise requires, have such meanings when used in each notice or other communication delivered or given from time to time under or in connection with this Agreement.

                                   ARTICLE II
      AGREEMENTS OF PURCHASE AND SALE;  ASSUMPTION OF CERTAIN LIABILITIES

  SECTION 2.1 Purchase and Sale. On the terms and conditions set forth in this Agreement, Seller agrees to sell, convey, transfer and assign, or to cause to be sold, conveyed, transferred and assigned, to Buyer or to a wholly-owned subsidiary of Buyer designated by Buyer, and Buyer agrees to purchase, or to cause such subsidiary to purchase, on the Closing Date, all of the Included Assets.

  SECTION 2.2 Scope of Included Assets. The Included Assets shall consist of the following, as of the Closing Date:
  (a)  Addis Business Records;
  (b)  rights of Seller under the Addis Contracts;
  (c)  Addis Equipment;
  (d)  rights of Seller under the Addis Permits;
  (e)  Addis Real Estate Interests;
  (f)  the license set forth in Section 2.7;
  (g)  Addis Working Capital;
  (h)  Promotional Literature; and
  (i)  Addis technical material set out in Schedule 2.2(i).

  SECTION 2.3 Seller's Retention of the Excluded Assets. Expressly excluded from this transaction are the Excluded Assets and Seller shall retain all right, title and interest in and to the Excluded Assets.

  SECTION 2.4 Scope of Excluded Assets. The Excluded Assets shall include the following as of the Closing Date:
  (a)  all intracompany and intercompany accounts of Seller;
  (b)  all cash and bank accounts of Seller;
  (c) all claims of Seller against third parties (including, without limitation, those not yet ascertained and/or unliquidated) relating to operations at the Facility for the period prior to the Closing Date;
  (d)  all accounts and notes receivable;
  (e)  prepaid expenses;
  (f) all rights to use of the designations "Oxy", "OxyChem" "Occidental" and the Occidental logo;
  (g) all insurance policies of Seller and all rights of the Seller of every nature and description under or arising out of such insurance policies;
  (h) all losses, carryovers and rights to receive refunds with respect to any and all taxes of the Seller, including interest receivable with respect thereto;
  (i) the basic books and records of account relating to any taxes of the Seller;
  (j) title to Seller's patent and technology portfolio as well as rights to technology set forth in Schedule 2.4(j);
  (k) the Business of Seller except as expressly included in the definition of the Included Assets;
  (l) all computer equipment and programs used in the Business other than those used exclusively in connection with the Included Assets;
  (m)  inventories of bagged and labeled PVC located at the Facility; and
  (n) all policies and procedures of Seller other than those used exclusively in connection with the Included Assets.

  SECTION 2.5. Assumption of Liabilities. As additional consideration for the purchase of the Included Assets and subject to the provisions of Section 2.6, Buyer shall assume as of the Closing Date and thereafter pay and perform or discharge (and indemnify Seller against or reimburse Seller for any payments made or performance rendered by or on Buyer's behalf with respect to) the Assumed Liabilities.

  SECTION 2.6 Excluded Liabilities. Buyer and Seller hereby agree that Buyer shall not be liable for any of the obligations or liabilities of Seller other than those specifically assumed by Buyer pursuant to Section 2.5.

  SECTION 2.7 License. Seller hereby grants to Buyer an irrevocable royalty-free non-exclusive license to use the OxyChem Addis Technology, including Seller's patents, at the Addis Plant (and any expansions of the Addis Plant) for the purposes of operating, maintaining, improving or expanding the Addis Plant (or any expansions thereof). This license does not include the

                                                                       This
license cannot be sub-licensed or assigned without the prior written permission of Seller except upon the sale of all or substantially all of the assets at any of Buyer's PVC production sites to which the license relates.

                                  ARTICLE III
                     PURCHASE PRICE; ADJUSTMENT FOR CHANGES

  SECTION 3.1  Purchase Price.
  (a) Buyer agrees to transfer to the Seller on the Closing Date the sum of one hundred four million three hundred thousand dollars ($104,300,000.00) (the "Purchase Price") as payment for the Included Assets and to assume the Assumed Liabilities of the Seller as provided in Section 2.5. The Purchase Price shall be delivered at the Closing in immediately available funds by wire transfer to such bank account as Seller may designate in writing prior to the Closing Date. The Purchase Price shall be subject to adjustment as provided in Section 3.3.
  (b) Included in the Purchase Price is the estimated value, as of the Closing Date, of Addis Working Capital in the amount of nine million seven hundred thousand dollars ($9,700,000.00).

  SECTION 3.2 Allocation of Purchase Price. The Purchase Price (including any adjustments described in Section 3.3 below) shall be allocated among the Included Assets by each of Buyer and Seller in the manner required by section 1060 of the Code. Buyer and Seller shall endeavor to agree to an allocation of the Purchase Price among the Included Assets prior to Closing, but neither party shall be obligated to so agree if (in the sole opinion of either of the parties) it is not in its best interest to do so.

  SECTION 3.3  Purchase Price Adjustment.
  (a) Within ten (10) days after the Closing Date or on such other date as Buyer and Seller may mutually agree, Seller will prepare and deliver to Buyer an unaudited statement of items that will require adjustment on or after the Closing Date, in the form of, and with all listed attachments, of Annex A (the "Change Adjustment Worksheet").
  (b) The Change Adjustment Worksheet will be prepared in accordance with
Section 1.3 from data developed as a result of physical counts and inspections taken jointly on the Closing Date or on such other date as Buyer and Seller may mutually agree by representatives of both Buyer and Seller.

  (c) Within thirty (30) business days after receipt of the Change Adjustment Worksheet and subject to the provisions of Section 3.3(d) below, Buyer will pay Seller or Seller will pay Buyer, as the case may be, the adjustment amounts specified as then due and payable in the Change Adjustment Worksheet. Any amounts which are, by the terms of the Change Adjustment Worksheet, payable on a later date, will be paid promptly after such amount has been determined in accordance with the provisions of the Change Adjustment Worksheet (collectively, the "Adjustment Amounts").
  (d) If Buyer has any objection to any Adjustment Amount, it shall notify Seller specifying the item or items to which it objects within thirty (30) days after delivery to Buyer of the Change Adjustment Worksheet. Payments as to which the parties are in agreement shall be promptly made. If Buyer and Seller cannot resolve any such remaining objections within forty-five (45) days after delivery to Seller of Buyer's notice under this subparagraph (d), the item or items in dispute will be submitted to a mutually acceptable, nationally recognized public accounting firm for resolution as promptly as possible. The decision of such accounting firm shall be binding on the parties. The fees and expenses of the accounting firm shall be borne by the party from which such accounting firm differs most in aggregate dollars in its final resolution of the disputed amounts. Payment of the award shall be made by the Buyer or Seller, as the case may be, by wire transfer of immediately available funds within seven
(7) days of the accounting firm's notice of its decision.

                                   ARTICLE IV
                                    CLOSING

  SECTION 4.1 Time and Location. The Closing shall be held at the offices of the Seller in New York, New York at 11:00 a.m. local time on the Closing Date.

  SECTION 4.2  Delivery of Instruments and Payment.  On the Closing Date:
  (a) Seller shall execute and deliver to Buyer such deeds, bills of sale, assignments, endorsements and other instruments and documents as shall satisfy the requirements of Section 2.1 hereof in form and substance reasonably satisfactory to the Buyer;
  (b) Seller shall execute and deliver to Buyer a deed for the transfer of land in the form attached hereto as Annex F conveying good and marketable title to the real estate being acquired by Buyer pursuant to this Agreement, free of all liens, easements and encumbrances, except for Permitted Exceptions.
  (c) Seller and Buyer shall execute and deliver the VCM Supply Agreement (as may be required by Buyer pursuant to the provisions of Sections 11.2 of this Agreement), and the PVC Tolling Agreement (as may be required by Buyer pursuant to the provisions of Sections 11.2 of this Agreement);
  (d) Seller shall deliver the executed agreements, opinions, certificates and other documents required by Sections 11.3, 11.4, 11.5, 11.7 and 11.8 hereof in form and substance reasonably satisfactory to the Buyer and Buyer shall deliver the executed agreements, opinions, certificates and other documents required by Sections 12.2, 12.3, 12.4 and 12.7 hereof in form and substance reasonably satisfactory to the Seller; and
  (e) Buyer shall make payment of the Purchase Price as required by Section 3.1 hereof; and

  (f) Buyer and Seller shall execute and deliver the Assignment and Assumption Agreement in the form attached hereto as Annex G and such other instruments and documents as shall evidence Seller's satisfaction of Section 2.1 and as shall evidence Buyer's satisfaction of Section 2.5.

  SECTION 4.3 Taxes. Buyer shall pay all sales and use taxes, if any, applicable to the transfer of the Included Assets pursuant to this Agreement and all documentary and stamp taxes and any recording and filing fees arising as a result of or in connection with the transfer of the Included Assets under this Agreement, if any. Property taxes and any payments in lieu of property taxes, if applicable to any of the Included Assets, shall be prorated between the parties as of the Closing Date.

  SECTION 4.4 Exemption From Hart-Scott-Rodino Filing. Buyer and Seller recognize and agree that pursuant to certain rules of the United States Federal Trade Commission (16 C.F.R. 802.70), closing of the transactions contemplated hereby is exempt from the notification and filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLER

  The following representations and warranties are hereby made to Buyer:

  SECTION 5.1 Corporate Organization. Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New York. Seller has full corporate power and authority to own and operate the Included Assets as and in the places where such Included Assets are now owned and operated, and to sell, convey, transfer and assign the Included Assets as described in this Agreement.

  SECTION 5.2 Corporate Authority. All corporate actions have been taken which are necessary to the due authorization of the execution and delivery of this Agreement and the performance of the acts to be performed by Seller hereunder, and this Agreement constitutes, and the other agreements to be entered into by Seller hereunder will constitute, legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms. The entering into of this Agreement and the other agreements to be entered into hereunder and the consummation of the transactions contemplated hereby and thereby do not and will not violate the provisions of Seller's Articles of Incorporation or by-laws, or of any note, indenture, mortgage, lease, license agreement or other agreement or instrument to which Seller is a party, is maker or by which it is bound or result in the creation of any lien, charge or encumbrance upon the Included Assets.

  SECTION 5.3 Good Title. Except as set forth in Schedule 5.3, Seller has, and shall convey, transfer and assign to Buyer at the Closing, good title to all Included Assets and properties described in Section 2.2 free and clear of any liens, easements, or encumbrances of any kind not referred to therein and except for Permitted Exceptions.

  SECTION 5.4 No Defaults. Except as set forth in Schedule 5.4, Seller has performed all material obligations required to be performed by it and is not in default in any material respect under any material agreement to which it is a party or by which it is bound relating to the conduct of that portion of the Business constituting the Included Assets, and no event has occurred which with notice or lapse of time or both, would constitute such a default. Except as set forth in Schedule 5.4, to the best of Seller's knowledge no other party to any Addis Contract is in material default under any of said agreements.

  SECTION 5.5 Litigation and Proceedings. Except as set forth in Schedule 5.5, there are no suits, actions, proceedings or governmental investigations pending, or to Seller's knowledge, threatened relating to the Included Assets in any court or before any federal (U.S. or Canada), provincial, state, county, municipal or other governmental department, commission, bureau or agency which would have a material adverse effect.

  SECTION 5.6  Governmental and Third Party Approvals.  Except as set forth in
Schedule 5.6, no approval, authorization, consent or other order or action of, or filing with, or notification to, (i) any court, administrative agency or other governmental authority, or (ii) any other third party, is required in connection with the execution and delivery by Seller of this Agreement or the other agreements and instruments to be executed and delivered by Seller pursuant hereto or its consummation of the transactions contemplated hereby or thereby.

  SECTION 5.7 Other Liabilities. Except as set forth in Schedule 5.7, there are no liabilities of any kind relating to the Included Assets, whether accrued, fixed, absolute, contingent, determined or determinable, other than liabilities incurred in the ordinary course of business since May 1, 1994.

  SECTION 5.8 No Violations. Except as set forth in Schedule 5.8, Seller is not in violation of any applicable federal, state, local or foreign law, rule or regulation, permit or order of any governmental, regulatory or administrative agency or court in respect of its ownership and operation of the Included Assets.

  SECTION 5.9 Permits. Except as set forth in Schedule 5.9, Seller possesses in its own name all federal, state and local licenses, permits or other authorizations of governmental, regulatory or administrative agencies required to own and operate the Included Assets, where a failure to obtain such license, permit or other authorization would have a material adverse effect on the Buyer's ability to operate the Facility in the manner in which it is operated by Seller as of the Closing Date. Schedule 2.2(d) contains a complete listing of all such permits, licenses or other authorizations required for the operation of the Facility as of the Closing Date the absence of which would have material adverse effect on the Buyer's ability to operate the Facility in the manner in which it is operated by Seller as of the Closing Date.

  SECTION 5.10 Acquisition of All Assets. Excepting only the Excluded Assets, the Included Assets include all assets employed in connection with the operation of the Facility as of the date hereof.

  SECTION 5.11 Employees; Labor Relations. Set forth in Schedule 5.11(a) is a complete listing of employees of Seller, hourly and salaried, employed exclusively in connection with the operation of the Facility. Except as set forth in Schedule 5.11(b), since January 1, 1990 there has not been any unresolved dispute with any labor organization or any strike, picketing, slowdown, unfair labor practice charges filed with the National Labor Relations Board, or work stoppage relating to the Included Assets, nor to the knowledge of Seller, is there threatened or contemplated any strike, picketing, slowdown or work stoppage relating to the Included Assets. As of the Closing Date there is no labor organization recognized as a representative of the hourly workers at the Facility and, to Seller's knowledge, there has not been since January 1, 1990 any organized effort to form a collective bargaining unit to represent the hourly workers at the Facility.

  SECTION 5.12 Employee Benefit Plans. Set forth in Schedule 5.12 is a description of Seller's current employee benefit plans, including but not limited to those defined in Section 3(3) of ERISA, including all bonus, deferred compensation, health, dental and severance plans and programs currently maintained or contributed to by the Seller for the benefit of any of the employees listed in Schedule 5.11(a). None of the plans is a multi-employer plan as defined in Section 4001(a)(3) of ERISA. With respect to any partial or total withdrawal by Sellers from any multi-employer plan formerly maintained for any employee of Seller with respect to the Facility, there was either (a) no withdrawal liability as defined in Title IV of ERISA, or (b) such withdrawal liability has been fully satisfied by Seller.

  SECTION 5.13 Taxes. There are no tax liens against any of the Included Assets and there are no federal, state, local or foreign taxes of any kind (other than (i) those which are not yet due and payable, or (ii) those which are subject to a good faith contest by appropriate proceedings) which are owed and unpaid or for which Seller is liable and which could result in or constitute a lien or encumbrance on the Included Assets or could result in a claim by any taxing authority against Buyer with respect to its acquisition of the Included Assets.

  SECTION 5.14 Off Site Disposal. Schedule 5.14 contains a complete and accurate listing of all locations away from the real estate upon which the Facility is located where Seller has disposed of or arranged for the disposal of waste materials generated as a result of Seller's operation of the Facility.

  SECTION 5.15 Material Contracts and Agreements. Schedule 2.2(b) contains a listing of and Seller has provided Buyer true and complete copies of all contracts, licenses, leases, commitments, sales orders and purchase orders pertaining to the Included Assets as of the Closing Date which have

(i) a stated value greater than one hundred thousand dollars ($100,000.00), or
(ii) a term in excess of one year.

  SECTION 5.16  Technology and Know-How Being Transferred.
  (a) Except as set forth in Schedule 2.4(j) and except as otherwise provided pursuant to the provisions of Section 8.12, the right to practice and utilize OxyChem Addis Technology licensed to Buyer pursuant to this Agreement includes the right to employ at the Facility all technology used by Seller in connection with the operation of the Facility as of the Closing Date. Additionally, and subject to the same exceptions stated above, the technical information transferred to Buyer pursuant to Section 2.1 and Section 2.2(i) is complete and sufficient to operate the Facility as it is operated as of the Closing Date.
  (b) For a period of twelve months after the Closing Date, there will be commercially available to Buyer adequate supplies of a primary suspending agent(s) necessary to enable Buyer (i) to operate the Facility at productivity rates consistent with the historical performance of the Facility, and (ii) to produce PVC products reasonably acceptable to Seller's contract customers as of the Closing Date. Notwithstanding the provisions of Section 13.5(c), Seller's obligations of indemnity in case of a breach of the representation in this subparagraph (b) shall include direct damage claims asserted against Buyer by Buyer's customers and arising out of or attributable to Seller's breach of this representation and provided further, that in the event that Seller's breach of the representation in this subparagraph (b) shall cause Buyer to breach its product warranty contained in Section 8.2 of the PVC Tolling Agreement such breach by Buyer shall be excused.

  SECTION 5.17 Equipment Being Transferred. Schedule 2.2(c) contains a listing of all major items of machinery, equipment, vehicles, machine and electrical parts, computer equipment and programs and other tangible personal property located at the Facility and owned by Seller and used in connection with the operation of the Facility as of the Closing Date. Excepting only the Excluded Assets, Buyer's acquisition of the Addis Equipment together with Buyer's acquisition of the Addis Contracts vests in Buyer the right to utilize all equipment necessary to operate the Facility in the manner operated by Seller as of the Closing.

  SECTION 5.18 Financial Information Accurate. Except to the extent that financial data provided as part of the Evaluation Material consists of or incorporates, expressly or by reference, estimates, opinions, projections or forecasts, the financial data provided to Buyer by Seller as part of the Evaluation Material and set forth in Schedule 5.18 is accurate and has been compiled from the books and records of Seller which have been prepared and maintained in accordance with the requirements of generally accepted accounting principles consistently applied.

  SECTION 5.19 Environmental Condition. Except as set forth in Schedule 5.19 and excepting any conditions disclosed upon completion of the environmental assessment conducted pursuant to Section 7.5, Seller is not aware of any solid, liquid or gaseous material present at the surface or subsurface levels of the Facility, or present in the air above, or the water on or under, or the air and water immediately surrounding the Facility, which is in excess of any concentration, levels or standards prescribed or permitted by any applicable law, rule, regulation, ordinance, judgment, decree, order, injunction or decision of any court or governmental authority, in each case as in effect and applicable to the Facility as of the Closing Date; nor is Seller aware of any condition existing on or about the Facility that would require corrective action or closure under the provisions of the Resource Conservation and Recovery Act, or remedial or other action under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act or the regulations promulgated under such Acts, or that would constitute a public nuisance under the laws of the State of Louisiana, in each case as such laws are in effect and applicable to the Facility as of the Closing Date, except as disclosed in
Schedule 5.19. All underground storage tanks located at the Facility are listed in Schedule 5.19.

  SECTION 5.20 No Other Representations or Warranties. There are no representations or warranties of any kind made in connection with the transactions contemplated hereby other than those expressed in this Agreement. It is expressly understood and agreed that (a) except as otherwise specifically and expressly provided in this Agreement, Seller has made no warranty or agreement as to the condition or performance of the Included Assets which are sold to Buyer AS IS, WHERE IS, and (b) Seller has not made any warranty or agreement, express or implied, as to the tax consequences of this transaction or the tax consequences of any transaction pursuant to or arising out of this Agreement.

                                   ARTICLE VI
                    REPRESENTATIONS AND WARRANTIES OF BUYER

  The following representations and warranties are hereby made to Seller:

  SECTION 6.1 Partnership Organization. Buyer has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware. Buyer has full power and authority to acquire, own and operate the Included Assets as described in this Agreement.

  SECTION 6.2 Authority. Buyer has all requisite partnership power to execute, deliver and perform this Agreement. The execution, delivery and performance by Buyer of this Agreement has been duly authorized by all necessary partnership and corporate action on the part of Buyer and BCP Management, Inc., respectively. This Agreement constitutes, and the other agreements to be entered into by Buyer hereunder will constitute, legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms. The entering into of this Agreement and the other agreements to be entered into hereunder and the consummation of the transactions contemplated hereby and thereby do not and will not violate the provisions of Buyer's amended and restated agreement of limited partnership, or of any note, indenture, mortgage, lease, license agreement or other agreement or instrument to which Buyer is a party, is maker or by which it is bound. BCP Management Inc., a Delaware corporation and a wholly owned subsidiary of Borden, Inc., a New Jersey corporation, is the general partner of Buyer.

  SECTION 6.3 Employee Benefit Plans. Set forth in Schedule 6.3 is a description of Buyer's current employee benefit plans, including but not limited to those defined in Section 3(3) of ERISA, including all bonus, deferred compensation, health, dental and severance plans and programs currently maintained or contributed to by the Buyer for the benefit of its employees.
Each of the plans set forth in Schedule 6.3 that is an employee benefit plan as defined in section 3(3) of ERISA complies substantially in form and in operation in all material respects with ERISA and the Code, and that each such plan is current in the filing of annual returns and reports required to be filed with the Internal Revenue Service. All such plans which are qualified pension plans comply in form and in operation with the requirements of Code section 401(a), and have received favorable determination letters from the Internal Revenue Service.

  SECTION 6.4  Governmental and Third Party Approvals.  Except as set forth in
Schedule 6.4, no approval, authorization, consent or other order or action of, or filing with, or notification to, (i) any court, administrative agency or other governmental authority, or (ii) any other party, is required in connection with the execution and delivery by Buyer of this Agreement or the other agreements and instruments to be executed and delivered by Seller pursuant hereto or its consummation of the transactions contemplated hereby or thereby.

                                  ARTICLE VII
                              COVENANTS OF SELLER

  Seller covenants that:

  SECTION 7.1 Operation of the Included Assets. Between the date hereof and the Closing Date, Seller will take all measures reasonably required to maintain the Facility in its present condition, excepting normal wear and tear, and will maintain inventory at levels consistent with operation of the Facility in the ordinary course of business. Except in each case as allowed by this Agreement or consented to in writing by Buyer, and except for transactions in the ordinary course of business, Seller will not, insofar as the Included Assets are concerned, (a) incur or become subject to obligations or liabilities (absolute or contingent) which have or are likely to have a material adverse effect; (b) mortgage, pledge or voluntarily subject to lien, charge or other encumbrance any assets, tangible or intangible to be sold hereunder; (c) sell or transfer any of its tangible or intangible assets; (d) waive any rights of any material value; or (e) accept any business not within Seller's normal credit terms where shipment will be made after the Closing Date.

  SECTION 7.2 Further Assurances. At any time and from time to time after the Closing Date, at Buyer's reasonable request and without further consideration, Seller will execute and deliver such other instruments of conveyance and transfer and take such other action as Buyer reasonably may require more effectively to convey to, transfer to, and vest in Buyer, or to put Buyer in possession of, any or all of the assets and properties intended to be transferred, conveyed or assigned to Buyer hereunder.

  SECTION 7.3 Further Investigation. Prior to the Closing Date, Seller will provide to designated employees, agents and representatives of Buyer access at reasonable times to the Facility premises and to such financial and operating data and other information with respect to the Included Assets as Buyer shall from time to time reasonably request, provided, however, that Buyer shall not have access to Addis Confidential Technology Information (except as reasonably necessary to facilitate Buyer's diligent pursuit of its obligations pursuant to Section 8.11) prior to the satisfaction or waiver by Buyer of the conditions set forth in Sections 11.7 and 10.2.

  SECTION 7.4 Transitional Assistance. For a period of twelve (12) months after the Closing, Seller will make its personnel reasonably available for the purpose of (a) providing Buyer, upon Buyer's reasonable request, with assistance in locating information which was unavailable at the time of Closing, (b) providing Buyer, upon Buyer's reasonable request, with appropriate verifications of documents and information in Seller's possession, (c) providing Buyer, upon Buyer's reasonable request, technical assistance to enable Buyer to operate the OxyChem Addis Technology at the Facility, provided however, that Buyer shall reimburse Seller's full cost of providing such additional technology and know-how, or (d) otherwise providing reasonable assistance which the parties mutually deem appropriate, provided further however, that with respect to any of the foregoing Seller shall be under no obligation to insure the availability of particular individuals or employees for purposes of performing its obligations pursuant to this Section.

  SECTION 7.5 Environmental Assessment. As soon as possible after the date of this Agreement and prior to the Closing Date, Buyer and Seller shall carry out, by an independent contractor mutually acceptable to Buyer and Seller, an environmental baseline assessment of the real estate upon which the Facility is situated in the manner described in Schedule 7.5. Seller shall afford reasonable access to the Facility for the purpose of carrying out the assessment. On site assessment activities shall be conducted so as to minimize interference with or disruption of Seller's operation and use of the Facility. The results of the assessment and all reports and other data collected or prepared in connection therewith will be provided to Seller and Buyer provided, however that Buyer shall not disclose the contents of the assessment, reports or data to any third party without the Seller's prior written consent. Prior to the Closing Date, Seller shall have full title to the assessment, reports and other data collected or prepared in connection therewith and shall be entitled to share the information with any third parties without the need for Buyer's consent. After the Closing Date, Buyer shall have title to such materials, provided however, that Seller may retain copies of any or all of such materials for the purpose of ensuring Seller's and Buyer's compliance with the provisions of this Agreement. In any case where any portion of such information is required by law, rule, regulation, or ordinance to be disclosed, the manner and extent of such compliance shall be determined in Seller's sole discretion and shall be Seller's sole responsibility and Buyer shall have no liability therefore. In the event that this Agreement shall terminate for any reason, Buyer shall forward all copies of the assessment and all reports and other data collected or prepared in connection therewith in its possession to the Seller and all such materials shall be deemed to be Evaluation Material subject to the terms of the Confidentiality Agreement. Buyer and Seller shall share equally the costs of the assessment conducted pursuant to this provision.

  SECTION 7.6 Construction Debris Commitment. Seller shall diligently pursue the performance of its obligations pursuant to the provisions of Schedule 7.6.

  SECTION 7.7 First Month's Resin Production. Prior to the Closing Date, Seller shall mutually agree with Buyer on the quantities of PVC to be manufactured by Buyer during the first calendar month after the Closing, pursuant to the provisions of the PVC Tolling Agreement.

  SECTION 7.8 First Month's VCM Supply. Prior to the Closing Date, Seller shall mutually agree with Buyer on the quantities of VCM to be supplied to Buyer during the first calendar month after the Closing, pursuant to the provisions of the VCM Supply Agreement.

  SECTION 7.9 Financial Statements. Not later than September 30, 1994, Seller shall, at Buyer's expense, furnish to Buyer such audited and/or unaudited statements of income and cash flows and balance sheets of the business comprised of the Included Assets and the Assumed Liabilities or such other business required by Rule 3-05 of Regulation S-X of the SEC as are required to be included in a Report on Form 8-K or Registration Statement on Form S-3 of Buyer. Prior to the Closing Date, Seller shall furnish such additional audited statements and/or unaudited statements as may be required by such Rule 3-05. Without limiting the foregoing, it is understood and agreed that the audited and unaudited financial statements contemplated by the immediately preceding sentence shall constitute the financial statements described in Rule 3-05 of Regulation S-X of the SEC as required to be included by Buyer in a Report on Form 8-K or Registration Statement on Form S-3.

  SECTION 7.10                         Buyer having elected to operate the
Facility after the Closing Date with the                           Seller will
have installed the                                    at the Facility and shall
have the                          operational as of the Closing Date and Seller
shall have demonstrated the ability of the modified Facility (i) to operate at productivity rates consistent with the historical performance of the Facility, and (ii) to produce PVC products reasonably acceptable to Seller's contract customers as of the Closing Date.

                                  ARTICLE VIII
                               COVENANTS OF BUYER

  Buyer covenants that:

  SECTION 8.1 Confidentiality. Buyer and its Affiliates will remain subject to the obligations of confidentiality set forth in the Confidentiality Agreement. Additionally, Buyer agrees to maintain all aspects of the Addis Confidential Technology Information confidential for the period of fifteen years from the date of this Agreement.

  SECTION 8.2 Occidental Name. On and after the Closing Date Buyer: (a) will clearly mark or cause to be clearly marked all products manufactured in respect of the Included Assets to indicate Buyer's ownership thereof, and (b) will not use, nor permit to be used on its behalf, (i) the comet logo, or (ii) the words "Oxy", "OxyChem" or "Occidental", provided, however, that Buyer shall have a period of no longer than sixty (60) days following the Closing Date within which to change all signs at the Facility that contain the logo or words described in sub-paragraphs (i) and (ii) above.

  SECTION 8.3 Post Closing Access. On and after the Closing Date (without regard to Section 13.5) Buyer shall allow Seller, its employees, agents, contractors and subcontractors to have access to the Facility at all reasonable times for the purposes of undertaking all necessary monitoring and environmental cleanup activities or as may otherwise be necessary or appropriate to carry out the provisions of this Agreement.

  SECTION 8.4 Records Access; Transitional Assistance. With respect to the files, records and other documents constituting part of the Included Assets, for a period of ten (10) years after the Closing Date, Buyer will give Seller access to such files, records and other documents acquired from Seller as part of the Included Assets and will make its personnel reasonably available for the purpose of providing Seller, upon Seller's reasonable request, with assistance in locating information from such records, providing appropriate verifications of documents and information, developing information, reports, submissions and the like relating to Seller's operation of the Included Assets prior to the Closing, or otherwise providing reasonable assistance which the parties mutually deem appropriate; provided, however, that Buyer shall be under no obligation to retain any such files, records and other documents beyond the periods of time applicable under Buyer's records retention policies and procedures or until the expiration of one month after the applicable statute of limitations for the assessment of additional state and/or local sales and use taxes (including any extension thereof), if later.

  SECTION 8.5 Prohibition Against Recruitment. In the event this Agreement is terminated for any reason, for a period of three (3) years after the date of such termination, Buyer shall not recruit or otherwise solicit in any manner the employment of any employee of Seller.

  SECTION 8.6 Wastewater Treatment Ponds. At such time after the Closing Date as Buyer determines that it desires to or is required by applicable law to cease operating the aeration and effluent ponds located at the Facility as of the Closing Date (the "ponds"), Buyer shall prepare a closure plan for the ponds in accordance with the requirements of applicable laws and regulations and submit such plan in a timely manner for approval by the appropriate regulatory agencies. Buyer shall consult with Seller in the preparation of the closure plan and shall allow the participation of Seller in the negotiation of the closure plan with the involved agencies so long as such participation by Seller does not materially adversely affect or delay the permitting, construction or operation of Buyer's new or modified wastewater system. Buyer and Seller shall cooperate reasonably and in good faith in negotiating an appropriate closure plan with the relevant agencies. Buyer shall close the ponds in a manner consistent with the approved closure plan. Seller shall be afforded an opportunity to participate in all phases of the implementation of the closure plan, including but not limited to, any sampling plans, collection and analyses activity and the establishment of the closure criteria. Buyer shall make all required reports to relevant state or federal agencies and take all actions requested by such agencies consistent with the closure plan. Buyer shall maintain accurate records with respect to the cost of preparing and implementing the closure plan, and Seller shall have the right to audit such records. Buyer shall submit its invoice, and Seller shall promptly reimburse Buyer, for all costs incurred by
Buyer in excess of                                                       in
implementing the closure plan. Buyer shall use its best efforts to minimize costs, consistent with the requirements of the closure plan.

  SECTION 8.7 Construction Debris Commitment. Buyer shall diligently pursue the performance of its obligations pursuant to the provisions of Schedule 7.6.

  SECTION 8.8 First Month's Resin Production. Prior to the Closing, Buyer shall mutually agree with Seller on the quantities of PVC to be manufactured by Buyer during the first calendar month after the Closing, pursuant to the provisions of the PVC Tolling Agreement.

  SECTION 8.8A First Month's VCM Supply. Prior to the Closing Date, Seller shall mutually agree with Buyer on the quantities of VCM to be supplied to Buyer during the first calendar month after the Closing, pursuant to the provisions of the VCM Supply Agreement.

  SECTION 8.9 No Reduction in Compensation. For a period of twelve months after the Closing Buyer shall not institute any across the board reductions in compensation applicable to the Transferred Employees.

  SECTION 8.10 Participation in Health Maintenance Organization. For a period of twelve months after the Closing, Buyer shall allow Transferred Employees to continue participation in Community Health Network of Louisiana, Inc., ("Community Health") pursuant to a contract to be entered into between Buyer and Community Health which shall provide the same plan design and premium payments for Transferred Employees as administered under the Seller's program with Community Health prior to the Closing.

  SECTION 8.11 Diligent Pursuit of Financing. Subject to Seller's compliance with Section 7.9, Buyer shall diligently and in good faith exercise its best commercial efforts to pursue and secure commitments for the financing necessary for Buyer's acquisition of the Included Assets pursuant to this Agreement. Such diligence shall include, without limitation, Buyer's good faith efforts to file, within five (5) business days after Seller shall have provided such financial statements as are required pursuant to the provisions of Section 7.9 of this Agreement, for such approvals from the SEC for public or private placement offerings as may be necessary or appropriate for Buyer's acquisition of the Included Assets pursuant to this Agreement within six (6) weeks after the later of (i) approvals having been received from the Federal Trade Commission, and
(ii) approvals having been received from the SEC.

  SECTION 8.12  License to Operate the                     .  On or before the
Closing Date, Buyer shall have entered into an agreement with which shall be effective no later than the Closing Date, licensing
Buyer to operate the                          and the
          installed at the Facility pursuant to Section 7.10.

                                   ARTICLE IX
                                EMPLOYEE MATTERS

  SECTION 9.1  Offers of Employment.
  (a) On or before the Closing Date, Buyer shall extend offers of employment to all of Seller's active employees who are employed on an hourly basis at the Facility as of the Closing Date and who are not on long-term disability or sick leave (short-term disability) on such terms and conditions as Buyer, in its discretion, shall determine. Notwithstanding the above, any such employee who is on sick leave (short-term disability) as of the Closing Date and who is authorized by a Doctor to return to work within twenty six (26) weeks after the Closing Date shall be offered employment by the Buyer.
  (b) On or before the Closing Date, Buyer may extend offers of employment to such of Seller's active, salaried employees who are employed in connection with the operation of the Facility as of the Closing Date, and who are not on long-term disability or sick leave (short-term disability) on such terms and conditions, as Buyer, in its discretion, shall determine. Notwithstanding the above, any such employee who is on sick leave (short-term disability) as of the Closing Date and who is authorized by a Doctor to return to work within twenty six (26) weeks after the Closing Date may be offered employment by the Buyer.
  (c) The employment of all such employees accepting offers of employment with Buyer shall commence on the Closing Date and such employees shall be referred to as the "Transferred Employee(s)". As to any Transferred Employee, no provision of this Agreement shall be construed, either expressly or by implication, as requiring or otherwise providing for the termination of such employee's employment by Seller and the commencement of new employment by the Buyer; it being the intention of Buyer and Seller that the employment of Transferred Employees shall be continuous and uninterrupted.
  (d) Seller shall be responsible for all salaries, wages and benefits (including employees on long-term disability and sick leave), if any, of each employee accruing after the Closing Date and prior to the date that such employee commences (or returns to) work as a Transferred Employee of Buyer. Except as expressly set forth herein, Buyer shall have no liability for Seller's employees who do not become Transferred Employees on or after the Closing Date, and with respect to Transferred Employees, Buyer shall have no liability for salaries, wages or benefits accrued or relating to periods prior to the date that the employees become Transferred Employees.

  SECTION 9.2 Participation in Buyer's Employee Benefit Plans. Effective as of the Closing Date and except as otherwise provided in this Article IX, Buyer shall permit all Transferred Employees to participate in Buyer's employee benefit plans which are described in Schedule 6.3 of this Agreement. With respect to Transferred Employees, Buyer shall recognize and give full credit for all years of service with Seller for purposes of vesting and eligibility under all employee benefit plans (including early retirement but excluding retiree medical as contained in Section 9.6) maintained by Buyer, and all Transferred Employees shall be immediately eligible for enrollment under Buyer's medical plan without limitation or exclusion for any pre-existing condition. Seller assumes no liability or obligations under any of Buyer's employee benefit plans.

  SECTION 9.3  Liability for Severance Benefits.
  (a) If Buyer at any time during the one year period beginning on the Closing Date terminates the employment of any Transferred Employee for any reason other than for cause, Buyer shall pay such individual a severance benefit equal to the benefit the terminated employee would have received under Seller's severance pay policy in effect on the Closing Date. Buyer shall not be obligated under this Section to extend participation to such severed employees in its other benefit plans beyond that which it would under its severance policy.
  (b) If Seller or Buyer incurs any liability as a result of constructive termination claims by or on behalf of any Transferred Employee, the Buyer and Seller shall share equally the liability and expenses.

  SECTION 9.4 Certain Medical Plan Deductibles and Benefits. Transferred Employees shall be required to satisfy only the annual medical plan deductibles (medical, dental and pharmaceutical) for the calendar year in which the Closing Date occurs which is the lesser of such deductibles required by Seller's medical plan or Buyer's medical plan, and Transferred Employees shall receive full credit under Buyer's plan for all amounts paid by such employee under Seller's plan including, without limitation, any such amounts paid which are applicable to the calendar year in which the Closing shall occur. Any plan benefits paid to or on behalf of a Transferred Employee under Seller's medical plan in the calendar year in which the Closing shall occur shall be applicable to the calculation of Buyer's medical plan benefit limits applicable to such Transferred Employee for such calendar year. At the Closing and for a period of three (3) months thereafter, Seller shall provide Buyer with a list of each Transferred Employee's amounts applied to the annual deductibles and stop loss under Seller's Plans.

  SECTION 9.5  Benefit Plans Transfer
   (a) All Transferred Employees shall cease to accrue service credit except as expressly provided herein, under any and all of Seller's or any of its affiliate's or subsidiaries' Welfare Plans, or under any and all of Seller's or any of its affiliate's or subsidiaries' Pension Plans, in which participation had been available to such Transferred Employees, including, but not limited to, retirement and profit sharing plans, life, health, dismemberment, vacation benefits and deferred compensation pay. Expenses incurred and expenses for continuous periods of disability or hospitalization commencing but not completed as of the Closing Date shall be responsibility of the Seller. Seller's
liability shall end when the disability or hospitalization ends.    Seller shall
retain responsibility for the administration of the account balances of the Transferred Employees who do not elect to transfer their assets to the Buyer from the Occidental Petroleum Corporation Savings Plan and the Occidental Petroleum Corporation

Retirement Plan. Effective as of the Closing Date, Seller agrees to cause Occidental Petroleum Corporation to vest fully the Transferred Employees in their account balances in the Occidental Petroleum Corporation Savings Plan and Occidental Petroleum Corporation Retirement Plan. In that both the Seller, its affiliates and Buyer wish to accommodate Transferred Employees in effecting a one time plan to plan asset transfer of their individual account balance under the Occidental Petroleum Corporation Savings Plan, for each Transferred Employee who so elects, Seller and Buyer shall facilitate such plan to plan individual asset transfer, including outstanding loan balances, as soon as reasonably possible following the Closing Date, and in no event later than three (3) full calendar months following the Closing Date. Seller agrees to facilitate such plan to plan individual asset transfer as prescribed in the administrative procedure to be developed by the Seller and Buyer no later than thirty (30) days following the Closing Date. Buyer agrees to accept the assets including outstanding loan balances into its Borden Inc. Consolidated Retirement Savings and Employee Stock Ownership Plan and credit such assets, including outstanding loans, to each of the Transferred Employee's respective individual employee account, for those who so elect such transfer of his/her account balance subject to the individual employee promptly executing loan authorization transfer documentation in a form acceptable to the Buyer.
  (b) Seller agrees that uninterrupted service with Buyer during the period of five (5) years immediately following the Closing Date shall be credited to each Transferred Employee for purposes of service and age under the retiree medical provisions of the Occidental Petroleum Corporation Medical Care Plan under which any such Transferred Employee was a participant prior to the date such employee became a Transferred Employee (if continued employment during that five (5) year period with Seller or its affiliates would entitle such Transferred Employee to benefits under such medical plan providing benefits to retiree upon retirement). Such employee shall be entitled to such benefits under such plans which are then generally available to Seller's employees retiring directly from employment, and separation of service from Buyer shall be treated as a separation of service from Seller for the purposes of eligibility under Seller's medical plan.
  (c) On or after the Closing Date, Seller shall calculate the amount of pro rated vacation entitlement for each of the Transferred Employees earned in 1994 based on Seller's vacation policy. The net amount of vacation liability shall be included as a Post Closing Price Adjustment. Banked Vacation liabilities for Transferred Employees shall be paid by Seller promptly after the Closing Date to the Transferred Employees.
  (d) Both Seller and Buyer shall take, or shall use their best efforts to cause its affiliates to take, whatever action is necessary, including but not limited to amendment of applicable benefit plans, in order to effect Seller's and Buyer's agreement with respect to the provision of this Article 9.


  SECTION 9.6  Coordination of Benefit Plans for Retirees.
  (a) With respect to Transferred Employees immediately eligible for benefit under the Seller's medical plan as of the Closing Date, the coverage provided under Seller's plan shall be primary when the Transferred Employees terminate employment with the Buyer, and the coverage provided under Buyer's plan shall be secondary.
  (b) Seller's medical plan shall be primary for Transferred Employees over fifty years of age as of the Closing Date who, (i) retire from employment with Buyer, and (ii) provide written notice to Seller of their election to participate in Seller's medical plan, provided that such employee otherwise meets the eligibility requirements for participation in Seller's plan.
  (c) With respect to Transferred Employees who are forty-five years of age or older as of the Closing Date, Buyer shall recognize the period of such employees' service as recognized by Seller immediately prior to the Closing Date for purposes of eligibility under Buyer's retiree medical plan, not to exceed five years.

  SECTION 9.7 Final Payroll. Seller shall pay the Transferred Employees directly the amount of salaries and wages earned to the Closing Date. Such payment shall reflect such employee's share of payroll and employment taxes.

  SECTION 9.8 Certain Employee Related Liabilities. Except as otherwise specifically provided in this Article IX, all employee related liabilities arising with respect to events or relating to periods which occurred on or before the Closing Date and all employee related liabilities with respect to all employees who are not hired by Buyer shall be the sole responsibility of Seller. Except as otherwise specifically provided in this Article IX, all employee related liabilities arising with respect to events or relating to periods after the Closing Date and all employee related liabilities with respect to the Transferred Employees shall be the sole responsibility of Buyer.

  SECTION 9.9 Buyer's Compensation Practices and Benefit Plans. Except as otherwise required by the provisions of this Article IX, Buyer shall establish such compensation practices and employee benefit programs for Transferred Employees as it determines appropriate or desirable. Buyer shall provide the following to Transferred Employees for purposes of addressing disparities between Buyer's compensation and benefit package and Seller's compensation and benefit package: for those Transferred Employees who are on Buyer's payroll on December 15, 1995, 1996 and 1997, Buyer shall pay such Transferred Employee by
December 31st of each year an allowance of          .

  SECTION 9.10 No Restriction on Seller's or Buyer's Rights to Amend or Terminate. Nothing in this Article IX shall be construed as restricting or eliminating the parties' or their affiliates' rights to amend or terminate their employee benefit plans or policies, nor shall this Article IX be construed as causing any Transferred Employee to be vested in any entitlement to benefits under any Welfare Plan sponsored by either party or any of their affiliates. Except as specifically provided in this Article IX, nothing shall be construed as creating or expanding the right of Transferred Employees or any other of Seller's active employees at the Facility to benefits under any Welfare Plan, Pension Plan, or other employee benefit plan sponsored by the parties or any of their affiliates. Nothing expressed or implied in the Agreement is intended or shall be construed to confer upon or give any person, firm, or corporation other than the parties hereto, any rights or remedies under or by reason of this Agreement or the transactions contemplated hereby.

                                   ARTICLE X
                                  TERMINATION

  This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date:

  SECTION 10.1  Mutual Consent.  By mutual written consent of Buyer and Seller;

  SECTION 10.2 Failure of Financing Contingency. By Seller or Buyer if Buyer has not (i) made such filings with the SEC as are described in Section 8.11 within the time limit set forth in such Section, or (ii) within six weeks of the later of the parties having obtained such approvals from the Federal Trade Commission as are required pursuant to Sections 11.7 and 12.6 of this Agreement and the Buyer having obtained such approvals from the SEC as are required for its financing offering, completed the acquisition of financing necessary for the closing of the transactions contemplated by this Agreement.

  SECTION 10.3 Misrepresentation or Breach. Without prejudice to any other rights or remedies it might have, by either party if there has been a material misrepresentation or breach of warranty or covenant herein or in any signed writing delivered pursuant hereto on the part of the other party or if such other party has failed to satisfy or caused to be satisfied the conditions to the obligations of the terminating party hereunder other than those contained in
Section 11.7 and 12.6 and subject to the provisions of Section 14.1.

  SECTION 10.4  Court Order.  By either party upon written notice to the other
(a) if consummation of the transactions contemplated hereby shall violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction, or (b) in the event that Seller and Buyer shall not have received such approvals from the Federal Trade Commission as are required pursuant to Section 11.7 and Section 12.6 of this Agreement and the parties do not agree to pursue gaining such approvals through the Federal court system.

                                   ARTICLE XI
                       CONDITIONS TO OBLIGATIONS OF BUYER

  The obligations of Buyer to be performed at Closing shall be subject to the satisfaction or the waiver in writing by Buyer on or prior to the Closing Date of the following conditions:

  SECTION 11.1 Performance. Each agreement and covenant of Seller to be performed on or before the Closing Date pursuant hereto shall have been duly performed in all material respects;

  SECTION 11.2  Collateral Agreements.
  (a) If requested by Buyer, Buyer shall have entered into a partial assignment agreement with Seller and OxyMar, a Texas general partnership, pursuant to which certain of Seller's rights to purchase VCM from OxyMar pursuant to that certain Amended and Restated VCM Purchase Agreement (OxyChem) dated August 30, 1990 in quantities sufficient to supply one hundred percent (100%) of the requirements of the Facility as of the date of this Agreement shall be assigned to Buyer; or
  (b) If Buyer has not requested the partial assignment described in sub-paragraph (a) or if the consent of OxyMar to such a partial assignment is requested by Buyer but cannot be obtained prior to the Closing Date, then Seller shall have executed and delivered to Buyer the VCM Supply Agreement; and
  (c) Seller shall have executed and delivered to Buyer the PVC Tolling
Agreement.

  SECTION 11.3  Corporate Authorization.  Seller shall have furnished to Buyer
(a) a copy of Seller's certificate of incorporation, certified as of a recent date by the Secretary of State of New York, and (b) a certificate of the Secretary or an Assistant Secretary of Seller (i) including a copy of Seller's by-laws, (ii) a copy of resolutions adopted by the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement by Seller, and (iii) as to the incumbency and signatures of officers, no amendment of the certificate of incorporation or by-laws, and no proceedings for dissolution or liquidation;

  SECTION 11.4 Opinion of Seller's Counsel. Buyer shall have received the opinion of Duane Stamp, Associate General Counsel for Seller, in the form attached hereto as Annex B;

  SECTION 11.5 Representations and Warranties True. The representations and warranties of Seller contained herein and in any other signed writing delivered by Seller pursuant hereto or in connection herewith shall be true in all material respects on and as of the Closing Date and with the same effect as though made on and as of such date, and Buyer shall have received at the Closing a certificate to such effect dated the Closing Date and executed on behalf of Seller by an officer of Seller;

  SECTION 11.6 No Violations of Statutes. There shall not be any statute, rule or regulation which makes it illegal for Buyer to consummate the transactions contemplated hereby or any order, decree or judgment enjoining Buyer from consummating the transactions contemplated hereby;

  SECTION 11.7 Federal Trade Commission Approval. Seller shall have provided evidence to Buyer of Seller's receipt of such approvals from the Federal Trade Commission as are required pursuant to the Stipulation and Final Order of the United States Court of Appeals for the Second Circuit in Occidental Petroleum
                                                         --------------------
Corporation, et al. v.  The Federal Trade Commission, Docket 93-4122, modifying
- ----------------------------------------------------
the order of the Federal Trade Commission entered December 22, 1992 in Commission Docket No. 9205;

  SECTION 11.8 Licenses, Consents and Approvals. Buyer and Seller have received such consents of other parties as are set forth in Schedule 5.6 and
Schedule 6.4, except where the failure to obtain such consent would not have a material adverse effect.

  SECTION 11.9 Results of Environmental Assessment. Buyer shall be satisfied with the results of the environmental assessment conducted pursuant to Section
7.5 provided, however, that Buyer shall be required to proceed with the Closing unless the environmental assessment reveals a condition that would in Buyer's reasonable judgment materially adversely affect Buyer's future use of the Real Estate and provided further that Seller has not been able to remedy the condition within a reasonable time. Buyer's election to proceed to complete the transactions contemplated by this Agreement shall not relieve or limit Seller's obligations of indemnity pursuant to Section 13.2, which shall include the obligation to indemnify Buyer for such costs and expenses incurred by Buyer in correcting any condition revealed as a result of the assessment which is within the scope of Section 13.2(c), subject to the application of such thresholds, deductibles and limitations of claims as are applicable to such indemnity pursuant to the provisions of Article XIII.

                                  ARTICLE XII
                      CONDITIONS TO OBLIGATIONS OF SELLER

  The obligations of Seller to be performed at Closing shall be subject to the satisfaction or the waiver in writing by Seller on or prior to the Closing Date of the following conditions:

  SECTION 12.1 Performance. Each agreement and covenant of Buyer to be performed on or before the Closing Date pursuant hereto shall have been duly performed in all material respects;

  SECTION 12.2 Authorizations. Buyer shall have furnished to Seller (a) a copy of the certificate of limited partnership of Buyer, certified as of a recent date by the Secretary of State of Delaware, (b) a copy of the certificate of incorporation of BCP Management Inc., certified as of a recent date by the Secretary of State of Delaware, (c) a certificate of the Secretary or an Assistant Secretary of BCP Management, Inc. attesting to (i) no amendment of the amended and restated agreement of limited partnership of Buyer, and no proceedings for dissolution or liquidation of Buyer and (ii) the adoption of resolutions by the Board of Directors of BCP Management Inc. authorizing the execution, delivery and performance of this Agreement by Buyer, and (iii) the incumbency and signatures of officers of BCP Management, Inc., no amendment of the certificate of incorporation or by-laws of BCP Management, Inc. and no proceedings for its dissolution or liquidation;

  SECTION 12.3 Opinion of Buyer's Counsel. Seller shall have received the opinion of Lawrence Dieker, Assistant General Counsel for Borden, Inc., in the form attached hereto as Annex C;

  SECTION 12.4 Representations and Warranties True. The representations and warranties of Buyer contained herein and in any other signed writing delivered by Buyer pursuant hereto or in connection herewith shall be true in all material respects on and as of the Closing Date and with the same effect as though made on and as of such date, and Seller shall have received at the Closing a certificate to such effect dated the Closing Date and executed on behalf of Buyer by its Chief Financial Officer;

  SECTION 12.5 No Violations of Statutes. There shall not be any statute, rule or regulation which makes it illegal for Seller to consummate the transactions contemplated hereby or any order, decree or judgment enjoining Seller from consummating the transactions contemplated hereby;

  SECTION 12.6 Federal Trade Commission Approval. Seller shall have received such approvals from the Federal Trade Commission as are required pursuant to the Stipulation and Final Order of the United States Court of Appeals for the Second Circuit in Occidental Petroleum Corporation, et al. v. The Federal Trade
           --------------------------------------------------------------
Commission, Docket 93-4122, modifying the order of the Federal Trade Commission
- ----------
entered December 22, 1992 in Commission Docket No. 9205;

  SECTION 12.7 Licenses, Consents and Approvals. Buyer and Seller have received such consents of other parties as are set forth in Schedule 5.6 and
Schedule 6.4, except where the failure to obtain such consent would not have a material adverse effect.

                                  ARTICLE XIII
                             INDEMNITIES; SURVIVAL

  SECTION 13.1 Seller's Indemnity - General and Contractual. Except for environmental matters for which indemnification is provided pursuant to Section 13.2, Seller will indemnify and defend Buyer, its Affiliates and their respective directors, officers, employees and agents from and against any and all claims, demands, suits, damages, liabilities, loss or other expense (including reasonable attorneys' fees), whether for property damages, bodily injury, governmental fines (including, without limitation, for the violation of operating permits) or otherwise to the extent such claims, demands, suits, damages, liabilities, loss or other expense arise out of, result from or are attributable to:
  (a)  Seller's operation of the Included Assets prior to the Closing Date; or
  (b) product liability claims for all products shipped by Seller prior to the Closing; or
  (c) allegations which, if true, would render any representation or warranty of Seller contained herein false when made; or
  (d)  the breach of any covenant or other promise of Seller contained herein;
or
  (e) any other liability or obligation of Seller of any nature, accrued or contingent, and not assumed by Buyer.

  SECTION 13.2  Seller's Indemnity - Environmental.  To the extent arising from
(a) the manufacture, generation, treatment, storage, handling, processing, disposal, discharge, loss, leak, escape or spillage of any product, waste or substance (generated or handled by Seller on or off the premises of the Facility) prior to the Closing Date, or (b) any condition resulting therefrom relating to acts, omissions or operations of Seller prior to the Closing Date, or (c) any duty, obligation or responsibility imposed upon Seller or its Affiliates prior to the Closing Date under any environmental law in effect prior to the Closing Date to prevent or remedy any such condition, Seller agrees to defend and indemnify Buyer, its Affiliates and their respective directors, officers, employees and agents from and against all actions or causes of action, losses, damages, costs and expenses (including reasonable attorneys' fees) arising out of, relating to or resulting from any condition or action described in clause (a), (b) or (c) of this Section 13.2. In no event shall this provision be construed so as to entitle Buyer to indemnification if the claim for indemnification would not exist but for a change in applicable law occurring after the Closing Date. The preceding sentence shall not apply however, to any claims with respect to any sites away from the real estate upon which the Facility is located where Seller may have disposed of waste materials, including, without limitation, the locations referred to in Schedule 5.14.

  SECTION 13.3 Buyer's Indemnity - General and Contractual. Except for environmental matters for which indemnification is provided pursuant to Section 13.4, Buyer will indemnify and defend Seller, its Affiliates and their respective directors, officers, employees and agents from and against any and all claims, demands, suits, damages, liabilities, loss or other expense (including reasonable attorneys' fees), whether for property damages, bodily injury, governmental fines (including, without limitation, for the violation of operating permits) or otherwise, to the extent such claims, demands, suits, damages, liabilities, loss or other expense arise out of, result from or are attributable to:
  (a)  Buyer's operation of the Included Assets on and after the Closing Date;
or
  (b) product liability claims for any products shipped by Buyer after the Closing; or
  (c) allegations which, if true, would render any representation or warranty of Buyer contained herein false when made; or
  (d)  the breach of any covenant or other promise of Buyer contained herein; or
  (e) any other liability or obligation of Seller of any nature, accrued or contingent, assumed by Buyer hereunder.

  SECTION 13.4  Buyer's Indemnity - Environmental.  To the extent arising from
(a) the manufacture, generation, treatment, storage, handling, processing, disposal, discharge, loss, leak, escape or spillage of any product, waste or substance (generated or handled by Buyer on or off the premises of the Facility) after the Closing Date, or (b) any condition resulting therefrom relating to acts, omissions or operations of Buyer after the Closing Date, or (c) any duty, obligation or responsibility of Buyer, its parents or its subsidiaries or affiliates under any environmental law to prevent or remedy any such condition, Buyer agrees to defend and indemnify Seller, its Affiliates and their respective directors, officers, employees and agents from and against all actions or causes of action, losses, damages, costs and expenses (including reasonable attorneys' fees) arising out of, relating to or resulting from any condition or action described in clause (a) or
(b) or (c) of this Section 13.4.

  SECTION 13.5 Limitations. Unless otherwise specifically provided, all representations, warranties and covenants made by the parties in this Agreement and in any certificates or other instruments delivered pursuant hereto shall survive the Closing, provided however,
  (a)  representations and warranties concerning environmental matters and
Seller's warranty in Section 5.16 shall                     .  Representations
and warranties concerning tax matters shall survive for a period of after the relevant authorities shall no longer be entitled to assess liability for tax against Buyer for any particular fiscal year ended on or prior to the Closing Date. All other representations and warranties shall only
survive for a period of                from the Closing Date; provided, however,
that Buyer's or Seller's sole remedy for a breach of any representation or warranty herein shall, in the absence of fraud, consist of the right to indemnification as provided in this Article XIII. If no claim shall have been made under this Agreement against a party for any incorrectness in or breach of any representation or warranty made in this Agreement prior to the expiry of these survival periods, such party shall have no further liability under this Agreement with respect to such representation or warranty, and
  (b) notwithstanding the limitations set out in subsection (a) above, any claim which is based on title to the Included Assets, intentional misrepresentations or fraud may be brought at any time.
  (c) notwithstanding any other provision of this Article XIII, neither party nor any of their Affiliates shall be liable to the other for consequential, incidental, indirect or punitive damages in connection with their indemnification obligations under this Agreement unless such obligation is incurred as a result of willful misrepresentation. The remedies set forth in this Agreement are in lieu of, and not in addition to, any other legal or equitable remedies to which the parties might be entitled.
  (d) notwithstanding any other provision of this Article XIII, Seller's damages for a breach by Buyer of its obligations pursuant to Section 8.11 shall be limited to third party costs incurred by Seller in connection with Seller's efforts to sell the Included Assets to Buyer, not to exceed
                              .

  SECTION 13.6  Threshold for Claims.

  (a)  Representations and Warranties.  Except for any claims based upon the
       -------------------------------
warranty in Section 5.16, no claim shall be made by either party against the other based upon the provisions of Section 13.1(c) and Section 13.3(c) unless the aggregate of all such claims by the claiming party shall exceed in the aggregate, whereupon the party against
which such claims are made shall be liable for the aggregate amount of all such claims made against it.
  (b)  General and Contractual.  No claim shall be made by either party against
       ------------------------
the other based upon the provisions of Sections 13.1(a), (d) or (e) or Sections
13.3 (a), (d) or (e) unless the aggregate of all such claims by the claiming
party shall exceed                                            in the aggregate,
whereupon the party against which such claims are made shall be liable for the aggregate amount of all such claims made against it.
  (c)  Product Liability and Personal Injury Claims.  No claim shall be made by
       ---------------------------------------------
either party against the other based upon the provisions of Section 13.1(a) (only to the extent such claims consist of personal injury claims), Section 13.1
(b) or Section 13.3 (b) unless the aggregate of all such claims by the claiming
party shall exceed                                            in the aggregate,
whereupon the party against which such claims are made shall be liable for the aggregate amount of all such claims made against it.
  (d)  Environmental.  No claim shall be made by either party against the other
       --------------
based upon the provisions of Section 13.2 or Section 13.4 unless the aggregate of all such claims by the claiming party shall exceed in the aggregate, whereupon the party against which such claims are made shall be liable for the aggregate amount of all such claims made against it.

  SECTION 13.7  Claim Deductibles.
  (a) Representations and Warranties.  Except for any claims based upon the
      -------------------------------
warranty in Section 5.16, Seller and Buyer shall each have a deductible of per claim and an aggregate and
cumulative deductible of
against any and all claims for indemnity under Sections 13.1(c) and 13.3(c) of this Agreement.
  (b) General and Contractual.  Seller and Buyer shall each have an aggregate
      ------------------------
and cumulative deductible of                                            against
any and all claims for indemnity under Sections 13.1(a), (d) and (e) and Sections 13.3(a), (d) and (e) of this Agreement.
  (c) Product Liability and Personal Injury Claims.  Seller and Buyer shall each
      ---------------------------------------------
have an aggregate and cumulative deductible of
              against any and all claims for indemnity under Section 13.1(a) (only to the extent such claims consist of personal injury claims), Section 13.1(b) and Section 13.3(b) of this Agreement.
  (d) Environmental.  Seller and Buyer shall each have an aggregate and
      --------------
cumulative deductible of
against any and all claims for indemnity under Section 13.2 and Section 13.4 of this Agreement.

  SECTION 13.8  Claim Limits.
  (a) General and Contractual.  The maximum aggregate and cumulative amount that
      ------------------------
either party may recover from the other based upon the provisions of Sections 13.1(a) (excepting personal injury claims), (d) and (e) or Sections 13.3 (a),
(d) and (e) of this Agreement shall be                                     .  In
addition, upon the expiration of the period ending              from the Closing
Date, the percentage of Seller's obligation to indemnify Buyer pursuant to Sections 13.1 (a), (d) and (e) of this Agreement shall be reduced by and each year thereafter such that at the expiration of the after the Closing Date, Seller's obligation of indemnification pursuant to the aforementioned provisions of this Agreement shall terminate. The maximum aggregate and cumulative amount that Buyer may recover from Seller based upon the warranty in Section 5.16 shall be limited to the Purchase Price less the Addis Working Capital.
  (b) Environmental.  During the period ending                from the Closing
      --------------
Date, Seller shall be liable for                            of its
indemnification obligation pursuant to Section 13.2 of this Agreement.  For the
period of                                                       period referred
to in the preceding sentence, Seller shall be liable for                     of
its indemnification obligation pursuant to Section 13.2.  Upon the expiration of
the            period
referred to in the preceding sentence, Seller's obligation to indemnify pursuant to Section 13.2 shall terminate.







  SECTION 13.9 Notice of Claims. Each party indemnified under the provisions of this Agreement (the "Indemnitee"), upon receipt of written notice of any claim or the service of a summons or other initial legal process upon it in any action instituted against it, in respect of the indemnities contained in this Agreement, shall give reasonably prompt written notice of such claim, or the commencement of such action, or threat thereof, to the party from whom indemnity is provided hereunder (the "Indemnitor"). The Indemnitor shall be entitled to a reasonable period of time (not to exceed ninety days without the consent of the Indemnitee) within which, at is own expense, to avoid, cure or otherwise mitigate the claim giving rise to the obligation of indemnity and the Indemnitee shall cooperate reasonably with such efforts, provided, that in the case of the Buyer as Indemnitee, Buyer shall not be required to undertake, nor to permit, any modifications to the Facility which substantially reduce the efficiency, economic productivity or product characteristics of the Facility. The Indemnitor shall be entitled at its own expense to participate in the defense of such claim or action, or, if it shall elect, to assume such defense; in which event such defense shall be conducted by counsel chosen by the Indemnitor, which counsel may be any counsel satisfactory to the Indemnitee. The Indemnitee shall be entitled to continue to participate in any defense so assumed. Nothing contained herein shall be construed to: (a) prevent the Indemnitee from settling any claim or proceeding in its discretion, or (b) affect the substantive rights of the parties under the indemnities contained herein, including, without limitation, the obligation of the Indemnitee to reasonably and prudently mitigate losses, costs, damages and expenses; provided that (except in the case of a claim arising under Section 5.16 pursuant to which preliminary equitable relief has been obtained which materially disrupts the Indemnitee's operation of the Facility and where the Indemnitor has been given the opportunity to avoid, cure or otherwise mitigate the claim as provided above), if the Indemnitee settles a claim or proceeding over the written objection of the Indemnitor, the Indemnitor shall not be required to reimburse the Indemnitee for the amount of such settlement.

                                  ARTICLE XIV
                                 MISCELLANEOUS

  SECTION 14.1 Inability to Obtain Certain Consents. To the extent that any claim, contract, license, permit or other intangible for which transfer or assignment to Buyer is provided herein is not transferable or assignable without the consent of a third party, this Agreement shall not constitute a transfer or assignment or an attempted transfer or assignment if such transfer or assignment or attempted transfer or assignment would constitute a breach thereof. If so requested by Buyer, Seller shall diligently seek to obtain such consents, provided, however, that if any such consent is not obtained, Seller and Buyer agree to cooperate in good faith to enter into any reasonable arrangements mutually acceptable to them designed to provide Buyer with the benefits of and to burden Buyer with the obligations under any such claim, contract, license, permit or other intangible.

  SECTION 14.2 Costs and Expenses; Brokerage. All cost and expenses, including attorneys' fees, incident to this Agreement and the transactions contemplated herein shall be paid by the party who incurred the same, whether the transactions contemplated by this Agreement are consummated or not. The parties respectively represent and warrant that they have not dealt in any manner with a broker, agent or finder as regards the transaction set forth in this Agreement.

  SECTION 14.3 Bulk Sales Laws. Buyer hereby waives compliance with the provisions of the bulk sales laws of any jurisdiction which may be applicable to the transactions contemplated hereby.

  SECTION 14.4 Titles for Convenience. The titles of the Articles and Sections of this Agreement are for convenience of reference only and are not be considered in construing this Agreement.

  SECTION 14.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided that except for the assignment by Buyer to another limited partnership of which BCP Management, Inc. is the general partner, this Agreement may not be assigned by any party without the express written consent of the other party hereto.

  SECTION 14.6 Entire Agreement; Amendment. This Agreement together with any exhibits, schedules, annexes, the Confidentiality Agreement, and other agreements or documents incorporated by reference herein, embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements with respect thereto. This Agreement may be amended, and any provision hereof waived, but only in writing signed by the party against whom such amendment or waiver is sought to be enforced.

  SECTION 14.7 Governing Law. The transfer of the Addis Real Estate Interests shall be governed by the laws of the State of Louisiana pertaining thereto. In all other respects this Agreement shall be governed by the laws of the State of New York, excluding conflict of laws principles that may direct the application of the laws of another jurisdiction. The execution and delivery of this Agreement shall be deemed to be the transaction of business within the State of New York for purposes of conferring jurisdiction upon courts located within the State of New York. The parties agree that any court proceedings arising out of this Agreement shall be brought only in the federal or state courts in the State of New York and both parties consent to the jurisdiction of such courts.

  SECTION 14.8 Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person to the respective offices named below or two (2) business days after having been mailed by registered or certified mail, postage prepaid, return receipt requested:

  If to Seller:  Occidental Chemical Corporation
                 Occidental Tower
                 5005 LBJ Freeway
                 Dallas, Texas  75244
                 (214) 404-3840
                 (214) 404-4155 (facsimile)
                 Attention:  Vice President and General Counsel


   If to Buyer:  Borden Chemicals and Plastics Operating Limited Partnership
                 Highway 73
                 Geismar, Louisiana  70734
                 (504) 387-5101
                 (504) 673-0672 (facsimile)
                 Attention:  Vice President - Operations

with a copy to:  BCP Management, Inc.
                 180 E. Broad Street
                 Columbus, Ohio  43215
                 Attention: President

  SECTION 14.9 Public Statements. Prior to the Closing Date, neither Seller nor Buyer will issue any press release or other statement to third parties concerning this Agreement or the transactions contemplated hereby without the other party's written consent which shall not be unreasonably withheld.

  SECTION 14.10 Third Party Beneficiaries Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, firm, or corporation other than the parties hereto, any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

  IN WITNESS WHEREOF, the parties hereto have caused their respective names to be hereunto subscribed as of the date and year first above written.

                       OCCIDENTAL CHEMICAL CORPORATION

                       By:  ________________________________

                       Title:  _______________________________

                       BORDEN CHEMICALS AND PLASTICS
                       OPERATING LIMITED PARTNERSHIP BY ITS
                       GENERAL PARTNER, BCP MANAGEMENT, INC.

                       By:  ________________________________

                       Title:  _______________________________

                                    ANNEX D

       __________________________________________________________________



                              VCM SUPPLY AGREEMENT

                                    BETWEEN

                        OCCIDENTAL CHEMICAL CORPORATION

                                    SELLER,


                                      AND

                         BORDEN CHEMICALS AND PLASTICS
                         OPERATING LIMITED PARTNERSHIP


                                     BUYER



                           DATED AS OF _______, 1994



________________________________________________________________________

                               TABLE OF CONTENTS

                                                                      Page

                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.1     Definitions.........................................    2


                                  ARTICLE II
                       COMMITMENTS OF PURCHASE AND SALE

SECTION 2.1     Purchase Commitment.................................    4
SECTION 2.2     Sales Commitment....................................    4


                                  ARTICLE III
                                   QUANTITY

SECTION 3.1     Requirements........................................    4
SECTION 3.2     Notification of Annual Requirements.................    4
SECTION 3.3     Excess Requirements.................................    5


                                  ARTICLE IV
                                     TERM

SECTION 4.1     Term of This Agreement..............................    5
SECTION 4.2     Election to Continue This Agreement.................    6
SECTION 4.3     Notices and Elections Binding.......................    6



                                   ARTICLE V
                                     PRICE

SECTION 5.1     Price of VCM........................................    6
SECTION 5.2     Seller's Price Estimate, Nomination and
                 Buyer's Payment....................................    7
SECTION 5.3     Settlement of Market Price..........................    7
SECTION 5.4     Default Market Pricing Mechanism....................    7



                                  ARTICLE VI
                                   DELIVERY

SECTION 6.1     Shipping Instructions...............................    8
SECTION 6.2     Title and Risk of Loss..............................    8
SECTION 6.3     Transportation Costs................................    8

                                                                      Page

SECTION 6.4     Change in Supply Source.............................    9


                                  ARTICLE VII
                                  MEASUREMENT

SECTION 7.1     Pipeline Delivery...................................    9
SECTION 7.2     Rail Car Delivery...................................    9
SECTION 7.3     Calibration of Measuring Devices....................    9


                                 ARTICLE VIII
                                  WARRANTIES

SECTION 8.1     Seller's Warranty...................................   10
SECTION 8.2     VCM Not For Resale..................................   10
SECTION 8.3     Patents.............................................   10
SECTION 8.4     Uses and Safe Handling..............................   10
SECTION 8.5     Claims; Liability...................................   10


                                  ARTICLE IX
                                     TAXES

SECTION 9.1     Responsibility for Taxes............................   10
SECTION 9.2     Duty Drawbacks......................................   11


                                   ARTICLE X
                         LIABILITY AND RESPONSIBILITY

SECTION 10.1    Allocation of Liability.............................   11


                                  ARTICLE XI
                             EXCUSE OF PERFORMANCE

SECTION 11.1    Excuse of Performance...............................   11


                                  ARTICLE XII
                                 MISCELLANEOUS

SECTION 12.1    Notices.............................................   12
SECTION 12.2    Assignment..........................................   12
SECTION 12.3    Jurisdiction........................................   13
SECTION 12.4    Confidentiality.....................................   13
SECTION 12.5    Entirety of Agreement...............................   13
SECTION 12.6    Waiver..............................................   13
SECTION 12.7    Headings............................................   13

                                                                      Page

SECTION 12.8    Default.............................................   14

                                    ANNEX D

                              VCM SUPPLY AGREEMENT


          THIS VCM SUPPLY AGREEMENT dated as of the _______ day of ________, 1994 is between OCCIDENTAL CHEMICAL CORPORATION, a New York corporation (hereinafter "Seller") and BORDEN CHEMICALS AND PLASTICS OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter "Buyer"). Each of Seller and Buyer is sometimes hereinafter referred to as a "party" and collectively as the "parties". Capitalized terms not otherwise specifically defined herein shall have the meanings assigned to them in the Asset Transfer Agreement between Occidental Chemical Corporation and Borden Chemicals and Plastics Operating Limited Partnership dated August 12, 1994.

          WHEREAS, pursuant to the Asset Transfer Agreement, the parties have provided for the sale by Seller and the purchase by Buyer of Seller's right, title and interest in certain PVC production assets located at Addis, Louisiana (the "Facility"); and

          WHEREAS, VCM is the principal raw material utilized in the production of PVC at the Facility; and

          WHEREAS, Seller owns or operates VCM production facilities; and

          WHEREAS, Buyer desires to purchase from Seller VCM required to produce PVC at the Facility; and

          WHEREAS, Seller desires to sell to Buyer VCM required to produce PVC at the Facility; and

          WHEREAS, the parties are entering into this Agreement in accordance with the provisions of the Asset Transfer Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.1  Definitions.

                                    ANNEX D

"Addis Plant" has the meaning assigned to it in the Asset Transfer Agreement.

"Agreement" means this VCM Supply Agreement.

"Asset Transfer Agreement" means that certain Asset Transfer Agreement between Occidental Chemical Corporation and Borden Chemicals and Plastics Operating Limited Partnership dated August 12, 1994.

"Delivery Month" has the meaning assigned to it in Section 5.2.

"Excess Requirements" has the meaning assigned to it in Section 3.3.

"Extended Term" has the meaning assigned to it in Section 4.1.

"Facility" means the Addis Plant.

"month" means a calendar month.

"Payment Month" has the meaning assigned to it in Section 5.2.

"Price" has the meaning assigned to it in Section 5.2.

"Primary Term" has the meaning assigned to it in Section 4.1.

"PVC" means polyvinyl chloride.

"PVC Tolling Agreement" means that certain PVC Tolling Agreement between Occidental Chemical Corporation and Borden Chemicals and Plastics Operating Limited Partnership dated _______, 1994.

"Superfund Tax" means the assessment on the production and sale of VCM imposed pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, as the same may be from time to time amended or reauthorized.

"Term" means the period of the Primary Term of this Agreement together with the period of any Extended Term.

"VCM" means vinyl chloride monomer having the specifications set forth in Appendix A to this Agreement.

                                    ANNEX D

"year" or "yearly" means a calendar year, provided that if this Agreement is dated as of a date other than January 1, the initial year of this Agreement shall run from the effective date of this Agreement until the next succeeding December 31.


                                   ARTICLE II
                        COMMITMENTS OF PURCHASE AND SALE

          SECTION 2.1 Purchase Commitment. Buyer agrees to purchase from Seller, during the Term, the quantities of VCM as hereinafter described and at the Price as hereinafter set forth. If the initial year of this Agreement is other than a full calendar year, all such commitments shall be prorated during such initial year based upon the duration of that year.

          SECTION 2.2 Sales Commitment. Seller agrees to sell to Buyer, during the Term, the quantities of VCM as hereinafter described and at the Price as hereinafter set forth. If the initial year of this Agreement is other than a full calendar year, all such commitments shall be prorated during such initial year based upon the duration of that year.


                                  ARTICLE III
                                    QUANTITY

          SECTION 3.1  Requirements.
          (a) In each year during the Term Buyer shall purchase from Seller one hundred percent (100%) of the requirement for VCM at the Facility up to a base requirement of of VCM per year is hereinafter referred to as
the "Base Requirement".
















          (c) The parties may from time to time mutually agree to increases or decreases in the Base Requirement.

                                    ANNEX D

          (d) Any quantity of VCM provided by Seller pursuant to the provisions of the PVC Tolling Agreement shall be included for the sole purpose of determining whether Buyer has met the Base Requirement.

          SECTION 3.2  Notification of Annual Requirements.
          (a) Not less than one hundred eighty (180) days prior to the end of each year Buyer shall submit to Seller in writing a forecast of Buyer's requirements for VCM at the Facility for the following three (3) years. Such forecast shall represent Buyer's best effort to accurately predict VCM consumption at the Facility.
          (b) The parties agree that the quantity of VCM to be supplied by Seller during the initial year of this Agreement is estimated to be a pro rata portion of the Base Requirement based upon the number of days remaining in the initial year.

          SECTION 3.3  Excess Requirements.
          (a) Seller may, but shall not be required to, supply VCM in excess of the Base Requirement.
          (b) In the event that (i) Buyer shall from time to time change the manner of operation or expand the capacity of the Facility such that the requirement of VCM shall increase above the Base Requirement, or (ii) in the event that for any other reason Buyer shall require during any year a quantity of VCM in excess of Buyer's firm VCM quantity nomination for such year, then as to any such additional requirement for VCM shall be collectively referred to as "Excess Requirements".
          (c) Buyer shall notify Seller of Excess Requirements within the meaning of subsection b(i) not less than one hundred eighty (180) days prior to the date upon which Buyer will need such additional VCM and Seller shall have thirty (30) days from the date of such notification within which to notify Buyer of Seller's willingness to supply all or any part of such Excess Requirements upon the terms and conditions set forth in this Agreement but at a price for such Excess Requirements which the parties shall negotiate in good faith. In the event the parties are unable to reach agreement on the price for such Excess Requirements within thirty (30) days after Seller has notified Buyer of its willingness to supply, Buyer may obtain such quantity from other sources of supply, provided however, that Buyer shall not pay any such competing source of supply a delivered price higher than any firm price last offered by Seller for such Excess Requirements.
          (d) Buyer shall notify Seller of Excess Requirements within the meaning of subsection (b)(ii) as soon as practicable and Seller shall have thirty (30) days from the date of such notification within which to notify
Buyer of Seller's election to supply all or any part of such Excess Requirements at the Price and upon the other terms and conditions set forth in this Agreement.
          (e) To the extent that Seller shall not elect to supply Excess Requirements, then Buyer may obtain such quantity from other sources of supply, provided however, that Buyer's obligation to purchase VCM from any third party shall be subject to the priority of Buyer's obligation to purchase VCM first from Seller pursuant to the provisions of Section 3.1 and that Buyer's obligations to purchase VCM from Seller shall not be subject to allocation among any other sources of supply.

                                    ANNEX D

                                   ARTICLE IV
                                      TERM

          SECTION 4.1 Term of This Agreement. The primary term of this Agreement shall commence on the date hereof. If this Agreement is dated other than on January 1, the initial year shall end on the next succeeding December 31 and the primary term of this Agreement shall continue thereafter for a period of
                    (the "Primary Term") and year to year thereafter (the "Extended Term"), unless and until a notice of intent to cancel this Agreement is submitted by either party effective as of the last day of the Primary Term or the last day of any year during the Extended Term. Subject to the provisions of
Section 4.4, a notice of intent to cancel shall be void if issued less than twelve months prior to its stated effective date.

          SECTION 4.2 Election to Continue this Agreement. In the event that a party to this Agreement has provided notice of intent to cancel pursuant to
Section 4.1, the other party shall nevertheless have the option to continue this Agreement in effect in the following manner. Not more than ninety (90) days after the submission of any notice of intent to cancel pursuant to Section 4.1, the non-canceling party may provide notice of its election to continue this Agreement in effect, notwithstanding such notice of intent to cancel, by electing to reduce the quantity of VCM that must be purchased or supplied, as the case may be, during the next following year of the Term by of the Base Requirement in effect in the last year of this Agreement prior to the effective date of the first notice of intent to cancel submitted pursuant to Section 4.1 (less the quantity of VCM supplied by Seller to Buyer during such year pursuant to the PVC Tolling Agreement). In the event that a notice of election to continue this Agreement is not provided as set forth in this paragraph, then this Agreement shall terminate in accordance with the most recent notice of intent to cancel. At such time, if any, as a notice of election to continue this Agreement has been submitted three times, then any subsequent notice of intent to cancel this Agreement shall have the effect of terminating this Agreement upon the effective date of such notice. Section 3.3 of this Agreement shall not apply during any period covered by an election to continue.

          SECTION 4.3 Notices and Elections Binding. Any such notices and elections that either party shall submit or make from time to time in accordance with the provisions of this Article shall be binding upon both Buyer and Seller. Any elections that either party shall make from time to time in accordance with the provisions of this section to reduce the quantity of VCM to be supplied to Buyer shall be deemed to be a permanent reduction in the Buyer's requirements for VCM at the Facility and shall be binding upon both Buyer and Seller until the expiration or other termination of this Agreement.

                                    ANNEX D

                                   ARTICLE V
                                     PRICE

          SECTION 5.1 Price of VCM. Each calendar month during the Term, the Price of VCM sold to Buyer hereunder, expressed in dollars per pound of VCM, shall represent the

                                          (hereinafter the "Market Price").


          SECTION 5.2 Seller's Price Estimate, Nomination and Buyer's Payment. Not later than the first day of each month during the Term, Seller shall provide to Buyer a written good faith estimate of the Price applicable to VCM to be delivered to Buyer during such month (the "Delivery Month"). Not later than the day of the next succeeding month (the "Payment Month") Seller shall invoice Buyer for VCM delivered during the Delivery Month at a price nominated by Seller (the "Price") (which may or may not be the same as Seller's prior good faith estimate) and which Seller believes fairly represents the Market Price. Buyer shall pay such invoice, at the Price nominated therein by Seller, by the day of such Payment Month by wire transfer of funds to a bank account designated by Seller to receive such payment.

          SECTION 5.3 Settlement of Market Price. Prior to the end of each Payment Month, Buyer or Seller may provide written notice that the Price nominated by Seller as applicable to the immediately preceding Delivery Month does not accurately represent the Market Price. Such notice shall include specification of the price which such party believes accurately represents the Market Price during the relevant Delivery Month. Buyer and Seller shall thereafter promptly enter into good faith discussions to resolve the Price of VCM for such Delivery Month. In the event that good faith negotiations to settle the Price of VCM are unsuccessful in resolving the parties' differences within a period of thirty (30) days following written notice pursuant to this Section and if the final disparity in the parties' good faith evaluation of the
Market Price for the relevant month is equal to or less than        , the
parties shall settle the Market Price by splitting the difference between their respective positions. If the parties settle the Price at an amount different than Seller's previously nominated Price for such Delivery Month, then an adjustment for any overpayment or underpayment made by Buyer shall be included in Seller's invoice submitted during the next Payment Month following the parties' agreement.

          SECTION 5.4 Default Market Pricing Mechanism. In the event that good faith negotiations to settle the Price of VCM are unsuccessful in resolving the parties' differences within a period of thirty (30) days following written notice pursuant to Section 5.3 and if the final disparity in the parties' good faith evaluation of the Market Price for the relevant month is greater than
       , the Price to be applied to VCM delivered during the relevant Delivery Month shall default to the

                                    ANNEX D







































                                   ARTICLE VI
                                    DELIVERY

          SECTION 6.1 Monthly Shipping Instructions. Fifteen (15) days prior to the first day of each month, Buyer shall furnish to Seller in writing a good faith estimate of the quantities of VCM to be delivered to the Facility during each of the next three months and such instructions and estimates for the month immediately following such notice shall be considered final and binding. The parties shall cooperate to distribute deliveries of VCM in approximately equal monthly quantities during each year.

                                    ANNEX D

          SECTION 6.2 Title and Risk of Loss. Title to and risk of loss of VCM delivered hereunder shall pass to Buyer upon loading into rail tank cars for delivery to Buyer or at the first flange on the pipeline entering the Facility premises, as the case may be.

          SECTION 6.3 Transportation Costs. For VCM sold to Buyer and shipped by Seller to the Facility,



                          Seller and Buyer shall exercise reasonable commercial
efforts to reduce the net transportation costs.

          SECTION 6.4 Change in Supply Source. If Seller desires to Supply VCM to Buyer from a source other than the current source(s), for a period of more than 45 days, Buyer and Seller shall exercise reasonable commercial efforts to qualify such source(s) of supply.


                                  ARTICLE VII
                                  MEASUREMENT

          SECTION 7.1 Pipeline Delivery. If VCM is delivered to the Facility via the VCM pipeline owned by the Dow Chemical Company ("Dow"), the quantity of VCM so delivered shall be determined by an industry standard flow measurement device owned and operated by Dow at its VCM shipping location in Plaquemine, Louisiana. Dow's weights and measures shall govern except in case of demonstrated error.

          SECTION 7.2  Rail Car Delivery.
          (i) If VCM is delivered in rail tank cars loaded by Seller, the quantity of VCM so delivered shall be determined by rail tank car weigh scales or other mutually agreed measuring device which shall be operated, maintained and regularly calibrated by Seller at Seller's shipping location in accordance with accepted industry practice. Seller's weights and measures shall govern except in case of demonstrated error.
          (ii) If VCM is delivered in rail tank cars loaded by a third party, the quantity of VCM so delivered shall be determined by rail tank car weigh scales or other measuring device employed in connection with the loading of such rail cars in accordance with accepted industry practice. Third party weights and measures shall govern except in case of demonstrated error.

          SECTION 7.3  Calibration of Measuring Devices.
          (i) In respect of any VCM delivered hereunder the quantity of which is measured by devices operated by Seller, Seller shall give Buyer at least three (3) days' prior notice of any calibration test and Buyer may elect to have a representative present at any such test. If a level of inaccuracy is determined by such test at plus or minus one percent (1%) or more of full scale, Seller shall restore the measuring device to a condition of accuracy and billings shall be corrected for the period known

                                    ANNEX D

to be affected by such inaccuracy or, if such period cannot be accurately determined, billings shall be corrected for one-half the period of time elapsed since the date of the most recent previous calibration.
         (ii) In respect of any VCM delivered hereunder the quantity of which is measured by devices operated by a third party, Seller shall exercise reasonable commercial efforts to afford to Buyer (a) at least (3) days' prior notice of any calibration test (of which Seller has such advance knowledge) to be performed on any such device, and (b) an opportunity for Buyer to have a representative present at any such test. If a level of inaccuracy is determined by such test at plus or minus one percent (1%) or more of full scale, Seller's billings to Buyer shall be corrected for the period known to be affected by such inaccuracy or, if such period cannot be accurately determined, billings shall be corrected as Buyer and Seller shall mutually agree.


                                  ARTICLE VIII
                                   WARRANTIES

          SECTION 8.1 Seller's Warranty. Seller's sole and exclusive warranty is that the VCM complies with the physical and chemical specifications set forth in Appendix A to this Agreement. Seller makes no other warranties, either express or implied, whether with respect to its recommendations, instructions, product apparatus, process or otherwise and specifically disclaims any implied warranties, whether of merchantability, suitability, fitness for a particular purpose or otherwise.

          SECTION 8.2 VCM Not for Resale. Buyer represents and warrants that VCM purchased hereunder is solely for Buyer's internal consumption and shall not be resold by Buyer or on Buyer's behalf.

          SECTION 8.3 Patents. Seller's recommendations or instructions are not intended to suggest operations which would infringe any patents and Seller assumes no liability to Buyer of any kind or responsibility for any such infringement.

          SECTION 8.4 Uses and Safe Handling. Seller shall properly label VCM for shipment to Buyer pursuant to applicable statutes, rules and regulations. Buyer hereby acknowledges receipt of Seller's material safety data sheet with respect to VCM. Buyer shall carefully inspect VCM upon receipt and will maintain appropriate safe handling and use procedures. Buyer will apprise its employees, contractors and customers of the hazards, proper use and handling requirements of VCM and shall comply with all applicable statutes, rules and regulations pertaining thereto.

          SECTION 8.5 Claims; Liability. Buyer shall be deemed to have waived all claims with respect to any VCM sold hereunder for which Buyer's notice of insufficient quality has not been given to Seller in writing within seventy-five
(75) days of Buyer's receipt of such VCM. As to any claim of any nature, whether in contract, tort, strict liability or otherwise, Seller's and its affiliates liability shall

                                    ANNEX D

not exceed the Price of the portion of the VCM in respect of which such claim is made plus any transportation charges thereon paid by Buyer. In no event shall Seller and its affiliates be liable for indirect, consequential, special, incidental or contingent damages, costs of litigation or for loss of business or business opportunities.


                                   ARTICLE IX
                                     TAXES

          SECTION 9.1 Responsibility for Taxes. In addition to the Price and any transportation costs Buyer is required to pay to Seller hereunder, Buyer shall pay to Seller the amount of all federal, state and local governmental taxes, excises, duties, and/or other charges (including, without limitation, sales and use taxes, Superfund Taxes, and excepting taxes on or measured by net income) that Seller may be required to pay with respect to the production, sale or transportation of VCM sold and delivered hereunder. Such charges shall be added to Seller's invoice as a separate line item and shall be paid by Buyer as provided in Section 5.2. Seller and Buyer will cooperate so as to minimize any sales and use taxes imposed by any state or local governmental authority including, without limitation, the prompt execution and delivery of any necessary exemption certificates required to reduce or claim complete exemption from any tax.

          SECTION 9.2 Duty Drawbacks and Other Tax Credits. Seller and Buyer will cooperate so as to facilitate Seller's ability to promptly file for, claim and collect duty drawbacks, Superfund and other tax credits. Seller will share the net amount of such drawbacks equally with Buyer.


                                   ARTICLE X
                          LIABILITY AND RESPONSIBILITY

          SECTION 10.1 Allocation of Liability. Except to the extent that such is solely and directly caused by any breach of Seller's obligations hereunder, Buyer assumes full responsibility for any liability arising out of the shipment, unloading, discharge, storage, handling, use and disposal of any VCM purchased hereunder, including the use of such VCM alone or in combination with other substances and compliance or non-compliance with any law or regulations relating thereto. Buyer shall defend, indemnify and hold harmless Seller and its affiliates and their respective representatives and employees from and against all losses, liabilities, damages and expenses made against or incurred by Seller, its affiliates and their respective representatives and employees arising out of any claim, suit or proceeding by any governmental agency or any third parties which claim, suit or proceeding alleges death, personal or economic injury or damages to any private or public property or resources caused or contributed to by VCM sold hereunder if such death, injury or damages occurred subsequent to shipment of such VCM, except to the extent such is solely and directly caused by any breach of Seller's obligations hereunder.

                                    ANNEX D

                                   ARTICLE XI
                             EXCUSE OF PERFORMANCE

          SECTION 11.1 Excuse of Performance. Performance of any obligation under this Agreement may be suspended by either party without liability, to the extent that: an Act of God; war; riot; fire; explosion; accident; flood; sabotage; mechanical breakdown; involuntary plant shutdown; governmental laws, regulations or orders; or any other cause (except financial) beyond the reasonable control of such party; or labor trouble, strike, walkout, lockout or injunction (whether or not such labor event is within the reasonable control of such party), delays, prevents, restricts, limits, or renders commercially infeasible, the performance of this Agreement or the consumption, sale or use of VCM, except as to VCM already in transit. The affected party may invoke this provision by promptly notifying the other party in writing of the nature and estimated duration of the suspension period. The affected party shall exercise reasonable diligence in curing such condition, provided, however, that Seller shall not be obligated to procure VCM or otherwise obtain any materials required for its performance hereunder from other than its customary sources of supply. If any of the above described contingencies occur, Seller shall, without further liability to Buyer of any kind, allocate its available supply of any VCM among its contract customers and Seller's own internal consumption upon such basis and in such manner as Seller deems fair and reasonable.

                                  ARTICLE XII
                                 MISCELLANEOUS

          SECTION 12.1 Notices. Any notice required or permitted to be given pursuant to this Agreement shall be in writing and shall be sufficiently given when duly mailed, postage prepaid, and addressed as follows or personally delivered or transmitted electronically.

If to Seller for matters concerning quantity, price, quality, or shipment:

                 Occidental Chemical
                 Corporation
                 5005 LBJ Freeway
                 Dallas, Texas 75244
                 Attention:  Business Manager - VCM
                 Telephone:  214-404-2818
                 Facsimile:  214-404-2883

If to Seller for all other matters:

                 Occidental Chemical Corporation
                 5005 LBJ Freeway
                 Dallas, Texas 75244
                 Attention:  Vice President and General Counsel
                 Facsimile:  214-404-3957

                                    ANNEX D

with a copy to:

                 Occidental Chemical Corporation
                 5005 LBJ Freeway
                 Dallas, Texas 75244
                 Attention:  Business Manager - VCM
                 Facsimile:  214-404-2883

If to Buyer:

                 Borden Chemicals and Plastics Operating Limited Partnership Highway 73
                 Geismar, Louisiana 70734
                 Attention:  Vice President - Operations
                 Facsimile:  (504) 673-0672

with a copy to:  BCP Management, Inc.
                 180 E. Broad Street
                 Columbus, Ohio 43215
                 Attention: President

          SECTION 12.2 Assignment. This Agreement shall bind the respective successors and assigns of the parties hereto, provided however, that neither party may assign or otherwise transfer its rights or obligations hereunder to a third party without the prior written consent of the other party hereto, provided further, however, that such consent shall not be required in the case of an assignment of this Agreement to a subsidiary or affiliate of the assigning party. In the event that a party hereto, or such party's subsidiary or affiliate (if such party shall have previously assigned this Agreement to a subsidiary or affiliate) shall have entered into a binding agreement for the sale to a non-affiliate of all or substantially all of its business or assets pertaining to the performance of this Agreement then such party shall assign (and shall make it a condition of the binding agreement of sale that the acquiring party shall accept assignment of) this Agreement; provided, however, that in connection with such sale if the other party hereto shall not have provided its consent to an assignment of this Agreement to the acquiring party, then the assigning party may elect to terminate this Agreement by written notice delivered not less than thirty days (30) prior to the effective date of such sale. Any permitted assignment shall not relieve the assignor of its obligations hereunder. Any attempted assignment without such consent as may be required by this provision shall be void.

          SECTION 12.3 Jurisdiction. The parties hereto agree that all of the provisions of this Agreement and any questions concerning its interpretation and enforcement shall be governed by the internal laws of the State of New York and the execution and delivery of this Agreement shall be deemed to be the transaction of business within the State of New York for purposes of conferring jurisdiction upon courts located within the state. The parties agree that any litigation arising out of this Agreement shall be brought only in the federal or state courts in the State of New York and both parties consent to the jurisdiction of said courts.

                                    ANNEX D

          SECTION 12.4 Confidentiality. The parties shall, and shall cause their respective employees, agents and other representatives to, hold in strict confidence and not utilize for any commercial or other purpose or disclose to any other person, the terms and provisions of this Agreement; provided, however, that the foregoing obligation of confidence shall not apply to (i) any information that is or shall become generally available to the public other than as a result of a disclosure by or on behalf of such party, (ii) any information that was available to a party on a non-confidential basis prior to the date of this Agreement, (iii) any information that comes into a party's possession after the date of this Agreement from a third party not under any obligation of confidentiality with respect to such information, or (iv) any information that shall be required to be disclosed by or on behalf of a party as a result of any applicable law rule or regulation of any governmental authority having competent jurisdiction, provided, that such party shall give the other party thirty (30) days' prior written notice before making any such disclosure in accordance with the provisions of this clause (iv).

          SECTION 12.5 Entirety of Agreement. The provisions of this Agreement constitute the entire understanding between the parties relating to the subject matter hereof. Neither party shall be bound by any change in, addition to or waiver of any of the provisions hereof unless approved in writing by its authorized representative.

          SECTION 12.6 Waiver. Any waiver of any particular breach or default of this Agreement shall be in writing and shall not constitute a continuing waiver or a waiver of any other breach or default.

          SECTION 12.7 Headings. Section headings or titles are included for ease of reference and do not constitute any part of the text or affect its meaning or interpretation.

          SECTION 12.8 Default. Any failure of Buyer to make any payment required hereunder without deduction, setoff or counterclaim within ten (10) days after the same becomes due (excepting payments due but being contested in good faith), or if Buyer defaults in the performance of any other obligation, term or condition of this Agreement, or if Buyer shall make any assignment for the benefit of creditors, or in the event of a commencement of proceedings by or against Buyer involving bankruptcy, insolvency or reorganization, Seller, without demand or notice of any kind and without prejudice to any other remedy of Seller, may cancel this Agreement or Seller may defer further deliveries until the default is remedied. The remedies provided for in this Section are in addition to any other remedies that may be available to the Seller in the event of a default by the Buyer.

                                    ANNEX D

          IN WITNESS WHEREOF, the parties have, by their duly authorized representatives, signed this VCM Supply Agreement as of the day and year first above written.

                                    OCCIDENTAL CHEMICAL CORPORATION

                                    By:
                                       ----------------------------
                                    Title:
                                          -------------------------

                                    BORDEN CHEMICALS AND PLASTICS
                                    OPERATING LIMITED PARTNERSHIP
                                    by its General Partner, BCP MANAGEMENT, INC.


                                    By:
                                       ---------------------------
                                    Title:
                                          ------------------------

                                    ANNEX E

       __________________________________________________________________



                             PVC TOLLING AGREEMENT

                                    BETWEEN

                        OCCIDENTAL CHEMICAL CORPORATION



                                      AND

                         BORDEN CHEMICALS AND PLASTICS
                         OPERATING LIMITED PARTNERSHIP



                           DATED AS OF _______, 1994



________________________________________________________________________

                               TABLE OF CONTENTS

                                                                PAGE
                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.1     Definitions....................................   2


                                   ARTICLE II
                      COMMITMENTS OF SUPPLY AND CONVERSION

SECTION 2.1     VCM Supply and PVC Receiving Commitment........   3
SECTION 2.2     VCM Conversion and PVC Delivery Commitment.....   4


                                  ARTICLE III
                                    QUANTITY

SECTION 3.1     BCP's Base Quantity Obligation.................   4
SECTION 3.2     OxyChem's Base Quantity Obligation.............   4
SECTION 3.3     Excess Quantity of VCM.........................   5


                                   ARTICLE IV
                                      TERM

SECTION 4.1     Term of This Agreement.........................   5
SECTION 4.2     Election to Continue This Agreement............   5


                                   ARTICLE V
                               PRICE AND PAYMENT

SECTION 5.1     Fee for Conversion Services....................   6
SECTION 5.2     Invoicing Procedure............................   6
SECTION 5.3     Access to Records..............................   7


                                   ARTICLE VI
                                    DELIVERY

SECTION 6.1     OxyChem's Shipping Instructions................   7
SECTION 6.2     BCP's Shipping Instructions....................   7
SECTION 6.3     Title to VCM...................................   7
SECTION 6.4     Title to PVC...................................   7


                                  ARTICLE VII
                                  MEASUREMENT

SECTION 7.1     Pipeline Delivery of VCM.......................   8

                                                                PAGE
SECTION 7.2     Rail Car Delivery of VCM.......................   8
SECTION 7.3     Rail Car Delivery of PVC.......................   8
SECTION 7.4     Calibration of Measuring Devices...............   8


                                  ARTICLE VIII
                                   WARRANTIES

SECTION 8.1     OxyChem's Warranty.............................   9
SECTION 8.2     BCP's Warranties...............................   9
SECTION 8.3     Patents........................................   9
SECTION 8.4     Uses and Safe Handling.........................   9
SECTION 8.5     Claims; Liability..............................  10


                                   ARTICLE IX
                                     TAXES

SECTION 9.1     Responsibility for Taxes.......................  10


                                   ARTICLE X
                          LIABILITY AND RESPONSIBILITY

SECTION 10.1    Allocation of Liability........................  10


                                   ARTICLE XI
                             EXCUSE OF PERFORMANCE

SECTION 11.1    Excuse of Performance .........................  11


                                  ARTICLE XII
                                 MISCELLANEOUS

SECTION 12.1    Imbalances.....................................  11
SECTION 12.2    Notices........................................  12
SECTION 12.3    Assignment.....................................  13

SECTION 12.5    Jurisdiction...................................  13
SECTION 12.6    Entirety of Agreement..........................  13
SECTION 12.7    Waiver.........................................  13
SECTION 12.8    Headings.......................................  13
SECTION 12.9    Default........................................  13
SECTION 12.10   Confidentiality................................  14




                                    ANNEX E


                             PVC TOLLING AGREEMENT

          THIS PVC TOLLING AGREEMENT dated as of the _______ day of ________, 1994 is between OCCIDENTAL CHEMICAL CORPORATION, a New York corporation (hereinafter "OxyChem") and BORDEN CHEMICALS AND PLASTICS OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter "BCP"). Each of OxyChem and BCP is sometimes hereinafter referred to as a "party" and collectively as the "parties". Capitalized terms not otherwise specifically defined herein shall have the meanings assigned to them in the Asset Transfer Agreement between Occidental Chemical Corporation and Borden Chemicals and Plastics Operating Limited Partnership dated August 12, 1994.

          WHEREAS, pursuant to the Asset Transfer Agreement, the parties have provided for the sale by OxyChem and the purchase by BCP of OxyChem's right, title and interest in certain PVC production assets located at Addis, Louisiana (the "Facility"); and

          WHEREAS, OxyChem owns or operates VCM production facilities; and

          WHEREAS, OxyChem desires to provide VCM to BCP for conversion into PVC at the Facility for the benefit of OxyChem; and

          WHEREAS, BCP desires to receive VCM from OxyChem and convert such VCM into PVC at the Facility for the benefit of OxyChem which will facilitate the full and effective operation of the Facility; and

          WHEREAS, the parties are entering into this Agreement in accordance with the provisions of the Asset Transfer Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

          SECTION 1.1  Definitions.

          "Addis Plant" has the meaning assigned to it in the Asset Transfer Agreement.

          "Agreement" means this PVC Tolling Agreement.

          "Asset Transfer Agreement" means that certain Asset Transfer Agreement between Occidental Chemical Corporation and Borden Chemicals and Plastics Operating Limited Partnership dated August 12, 1994.

                                    ANNEX E

          "Base Quantity" has the meaning assigned to it in Section 3.1.

          "Conversion Fee" has the meaning assigned to it in Article V of this Agreement.






          "Excess Quantity"  has the meaning assigned to it in Section 3.3.

          "Extended Term"  has the meaning assigned to it in Section 4.1.

          "Facility"  means the Addis Plant.

          "month" means a calendar month.

          "Primary Term"  has the meaning assigned to it in Section 4.1.

          "PVC" means polyvinyl chloride in any of the various grades, or their equivalents, as described in Appendix B to this Agreement.

          "Superfund Tax" means the assessment on the production and sale of VCM imposed pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same may be amended or re-authorized from time to time.

          "Term" means the period of the Primary Term of this Agreement together with the period of any Extended Term.

          "VCM" means vinyl chloride monomer supplied by OxyChem and having the specifications set forth in Appendix A to this Agreement.

          "VCM Supply Agreement" means that certain VCM Supply Agreement between Occidental Chemical Corporation and Borden Chemicals and Plastics Operating Limited Partnership dated _______, 1994.

          "year" or "yearly" means a calendar year, provided that if this Agreement is dated as of a date other than January 1, the initial year of this Agreement shall run from the effective date of this Agreement until the next succeeding December 31.

                                   ARTICLE II
                      COMMITMENTS OF SUPPLY AND CONVERSION

          SECTION 2.1 VCM Supply and PVC Receiving Commitment. OxyChem agrees to supply to BCP, during the Term, the quantities of VCM as hereinafter described and to

                                    ANNEX E

receive from BCP the corresponding quantities of PVC and to pay BCP for such conversion services the Conversion Fee as hereinafter set forth. If the initial year of this Agreement is other than a full calendar year, all such commitments shall be prorated during such initial year based upon the days remaining in that year.

          SECTION 2.2 VCM Conversion and PVC Delivery Commitment. BCP agrees to receive from OxyChem, during the Term, the quantities of VCM as hereinafter described and to deliver to OxyChem the corresponding quantities of PVC in the grades specified in Section 6.1 and to accept as full payment for such conversion services the Conversion Fee as hereinafter set forth. If the initial year of this Agreement is other than a full calendar year, all such commitments shall be prorated during such initial year based upon the days remaining in that year.

                                  ARTICLE III
                                    QUANTITY

          SECTION 3.1 BCP's Base Quantity Obligation. Subject to the provisions of Sections 3.2 and 3.3, BCP shall receive delivery from OxyChem at the Addis Plant each year during the Term not less than the quantity of VCM (the "Base Quantity") which, at the Conversion Rate, is required to produce pounds of PVC.  Ten (10) days after the end
of each calendar quarter during the Term BCP shall provide to OxyChem written notification of BCP's actual rate of VCM consumption (per pound of PVC produced) at the Facility.

          SECTION 3.2  OxyChem's Base Quantity Obligation.
          (a) In consideration of BCP's reservation of a portion of its PVC production capacity at the Addis Plant for the purpose of converting OxyChem's VCM as provided in this Agreement, OxyChem agrees that each year during the Term of this Agreement, it shall supply to BCP not less than the Base Quantity of VCM and take delivery of the corresponding quantity of PVC and pay BCP the Conversion Fee for such conversion services.




          (b) The parties agree that the quantity of VCM to be supplied by OxyChem during the initial year of this Agreement shall be a pro rata portion of the Base Quantity based upon the number of days remaining in such year.
          (c) The parties agree that the grades of PVC which BCP shall manufacture for the benefit of OxyChem during the initial year of this Agreement shall be as specified in Appendix B. Such grades and volume mix shall not vary significantly in subsequent years during the Term without the mutual consent of the parties; provided that, variations will not be deemed significant to the extent they are not substantially different in terms of manufacturing economics from the grades listed in Appendix B.

                                    ANNEX E

          SECTION 3.3 Excess Quantity of VCM. BCP may, but shall not be required to convert into PVC for OxyChem a quantity of VCM in excess of the Base Quantity. Not less than one hundred eighty (180) days prior to the end of each year, BCP shall provide to OxyChem in writing a proposal for the quantity of VCM it is willing to convert into PVC for OxyChem during the following year. Such proposed quantity shall not be less than the Base Quantity. To the extent such quantity is greater than the Base Quantity such excess shall be referred to as the "Excess Quantity". Not more than ninety (90) days after OxyChem's receipt of BCP's written proposal, OxyChem shall provide to BCP in writing OxyChem's election of the quantity of VCM it desires for BCP to convert into PVC during the following year. Such elected quantity shall not be less than the Base Quantity nor more than the Base Quantity plus the Excess Quantity. OxyChem's election shall be binding upon OxyChem and BCP.

                                   ARTICLE IV
                                      TERM

          SECTION 4.1 Term of this Agreement. The primary term of this Agreement shall commence on the date hereof. If this Agreement is dated other than on January 1, the initial year shall end on the next succeeding December 31 and the primary term of this Agreement shall continue thereafter for a period of five (5) full years (the "Primary Term") and year to year thereafter (the "Extended Term"), unless and until a notice of intent to cancel this Agreement is submitted by either party effective as of the last day of the Primary Term or the last day of any year during the Extended Term. A notice of intent to cancel shall be void if issued less than twelve months prior to its stated effective date.

          SECTION 4.2 Election to Continue this Agreement. In the event that a party to this Agreement has provided notice of intent to cancel pursuant to
Section 4.1, the other party shall nevertheless have the option to continue this Agreement in effect in the following manner. Not more than ninety (90) days after the submission of any notice of intent to cancel pursuant to Section 4.1, the non-canceling party may provide notice of its election to continue this Agreement in effect, notwithstanding such notice of intent to cancel, by electing to reduce the quantity of PVC that must be supplied or received, as the case may be, during the next following year of the Term by of the Base Quantity in effect in the last full calendar year prior to the effective date of the first notice of intent to cancel submitted pursuant to
Section 4.1. In the event that a notice of election to continue this Agreement is not provided as set forth in this paragraph, then this Agreement shall terminate in accordance with the most recent notice of intent to cancel. At such time, if any, as a notice of election to continue this Agreement has been submitted three times, then any subsequent notice of intent to cancel this Agreement shall have the effect of terminating this Agreement upon the effective date of such notice.

                                    ANNEX E


                                   ARTICLE V
                               PRICE AND PAYMENT

          SECTION 5.1  Fee for Conversion Services.
          (a) Each calendar month during the Term the Conversion Fee shall be separately determined for opaque and clear grade PVC resin manufactured by BCP for OxyChem pursuant to this Agreement.
          (b) The Conversion Fee shall be an amount, expressed in dollars per pound of prime grade PVC, which shall be no higher than





          (c)  For purposes of determining                    as described in
paragraph (b) above, a major domestic buyer is one that consumes at least






          (d)  For purpose of determining the transportation cost of resin, as
described in paragraph (b)(i) above, such cost shall be       per pound of
resin. Within sixty (60) days after the end of each year during the Term of this Agreement, the parties shall review such cost and may revise it upon their mutual agreement.
          (e) The delivered price of VCM supplied by OxyChem, as described in sub-paragraph (b)(ii) above, shall be the Market Price of VCM, as defined and determined in accordance with the provisions of Section 5.1 of the VCM Supply Agreement (irrespective of whether such agreement has been terminated) plus the net freight cost of delivering such VCM to the Facility.
          (f) The net freight cost of delivering VCM to the Facility, as described in sub-paragraph (e) above, shall be such cost for the relevant month determined in accordance with the provisions of the VCM Supply Agreement and
which shall be        per pound of VCM until such time as OxyChem shall notify
BCP of a change in such cost; provided however, that in no event will such cost exceed the cost of rail freight from OxyChem's Ingleside, Texas facility to the Facility.

          SECTION 5.2  Invoicing Procedure.  Not later than              days
after the last day of each month, BCP shall invoice OxyChem for PVC delivered during such month. Provided that BCP's invoice is timely submitted, OxyChem
shall pay such invoice not later than                 days from the last day of
the delivery month. The payment terms set forth in this Section shall be reviewed by the parties annually and shall be revised upon their mutual agreement that such revision is required to conform with then current PVC industry practice.

                                    ANNEX E

          SECTION 5.3 Access to Records. From time to time during the Term of this Agreement and upon reasonable notice in advance to BCP, representatives of any nationally recognized public accounting firm designated by OxyChem and mutually satisfactory to BCP shall have access to such business and financial books and records of BCP as such representatives deem necessary or appropriate for the purpose of (a) determining the accuracy of BCP's calculations of the Conversion Fee pursuant to this Agreement, and (b) reporting such determination, but not the data underlying such determinations, to OxyChem. BCP may require the accounting firm and/or its representatives to enter into such commitments of confidentiality as reasonably facilitate the intent of this provision. In the event such audit results in a determination that the Conversion Fee has been overpaid or underpaid, then the parties shall promptly make such reimbursements or issue such credits as may be required to correct such overpayments or underpayments. The determination of such accounting firm shall be binding upon the parties to this Agreement. If it is determined that OxyChem has overpaid the Conversion Fee then the cost of such audit shall be borne by BCP. If it is determined that OxyChem has not overpaid, or has underpaid, the Conversion Fee then the cost of such audit shall be borne by OxyChem.

                                   ARTICLE VI
                                    DELIVERY

          SECTION 6.1 OxyChem's Shipping Instructions. Fifteen (15) days prior to the first day of each month, OxyChem shall furnish to BCP in writing a good faith estimate of the quantities and grades of PVC which OxyChem wishes BCP to produce from the VCM supplied by OxyChem during such month and during each of the next two succeeding months and such instructions and estimates for the month immediately following such notice shall be considered final and binding. The parties shall cooperate to distribute deliveries of PVC in approximately equal monthly quantities during each year.

          SECTION 6.2 BCP's Shipping Instructions. Ten (10) days prior to the first day of each month, BCP shall furnish to OxyChem in writing a good faith estimate of the quantities of VCM to be converted into PVC at the Addis Plant during such month and during each of the next two succeeding months and such instructions and estimates for the month immediately following such notice shall be considered final and binding. The parties shall cooperate to distribute deliveries of VCM in approximately equal monthly quantities during each year.

          SECTION 6.3 Title to VCM. Title to VCM delivered hereunder shall pass to BCP upon unloading from rail tank cars at the Addis Plant or at the first flange on the pipeline entering the Addis Plant premises, as the case may be.

          SECTION 6.4 Title to PVC. BCP shall deliver PVC to OxyChem FOB the Addis Plant predominantly in bulk form in rail cars owned, leased or otherwise provided by OxyChem, provided, that in the event OxyChem requires delivery of PVC in other packaging, BCP will cooperate in order to accommodate such packaging requirements.

                                    ANNEX E

Title to PVC delivered hereunder shall pass to OxyChem upon loading into rail cars at the Addis Plant.

                                  ARTICLE VII
                                  MEASUREMENT

          SECTION 7.1 Pipeline Delivery of VCM. If VCM is delivered to the Addis Plant via the VCM pipeline owned by the Dow Chemical Company ("Dow"), the quantity of VCM so delivered shall be determined by an industry standard flow measurement device owned and operated by Dow at its VCM shipping location in Plaquemine, Louisiana. Dow's weights and measures shall govern except in case of demonstrated error.

          SECTION 7.2  Rail Car Delivery of VCM.
          (a) If VCM is delivered in rail tank cars loaded by OxyChem, the quantity of VCM so delivered shall be determined by rail tank car weigh scales or other mutually agreed measuring device which shall be operated, maintained and regularly calibrated by OxyChem at its shipping location in accordance with accepted industry practice. OxyChem's weights and measures shall govern except in case of demonstrated error.
          (b) If VCM is delivered in rail tank cars loaded by a third party, the quantity of VCM so delivered shall be determined by rail tank car weigh scales or other measuring device employed in connection with the loading of such rail cars in accordance with accepted industry practice. Third party weights and measures shall govern except in case of demonstrated error.

          SECTION 7.3  Rail Car Delivery of PVC.
          Bulk PVC shall be delivered in rail hopper cars loaded by BCP. The quantity of PVC so delivered shall be determined by rail car weigh scales or other mutually agreed measuring device which shall be operated, maintained and regularly calibrated by BCP at the Addis Plant in accordance with accepted industry practice. BCP's weights and measures shall govern except in case of demonstrated error.

          SECTION 7.4  Calibration of Measuring Devices.
          (a) In respect of any VCM delivered hereunder the quantity of which is measured by devices operated by OxyChem, OxyChem shall give BCP at least three (3) days' prior notice of any calibration test and BCP may elect to have a representative present at any such test. If a level of inaccuracy is determined by such test at plus or minus one percent (1%) or more of full scale, OxyChem shall restore the measuring device to a condition of accuracy and billings shall be corrected for the period known to be affected by such inaccuracy or if such period cannot be accurately determined, billings shall be corrected for one-half the period of time elapsed since the date of the most recent previous calibration.
          (b) In respect of any VCM delivered hereunder the quantity of which is measured by devices operated by a third party, OxyChem shall exercise reasonable commercial efforts to afford to BCP (a) at least (3) days' prior notice of any calibration test (of which

                                    ANNEX E

OxyChem has such advance knowledge) to be performed on any such device, and (b) an opportunity for BCP to have a representative present at any such test. If a level of inaccuracy is determined by such test at plus or minus one percent (1%) or more of full scale, OxyChem's billings to BCP shall be corrected for the period known to be affected by such inaccuracy or, if such period cannot be accurately determined, billings shall be corrected as the parties shall mutually agree.
          (c) In respect of any PVC delivered hereunder the quantity of which is measured by devices operated by BCP, BCP shall give OxyChem at least three
(3) days' prior notice of any calibration test and OxyChem may elect to have a representative present at any such test. If a level of inaccuracy is determined by such test at plus or minus one percent (1%) or more of full scale, BCP shall restore the measuring device to a condition of accuracy and billings shall be corrected for the period known to be affected by such inaccuracy or if such period cannot be accurately determined, billings shall be corrected for one-half the period of time elapsed since the date of the most recent previous calibration.

                                  ARTICLE VIII
                                   WARRANTIES

          SECTION 8.1 OxyChem's Warranty. OxyChem's sole and exclusive warranty is that the VCM complies with the physical and chemical specifications set forth in Appendix A to this Agreement. OxyChem makes no other warranties, either express or implied, whether with respect to its recommendations, instructions, product apparatus, process or otherwise and specifically disclaims any implied warranties, whether of merchantability, suitability, fitness for a particular purpose or otherwise.

          SECTION 8.2 BCP's Warranties. BCP's sole and exclusive warranty is that PVC delivered hereunder shall be of the grades and qualities set forth in Appendix B to this Agreement. BCP makes no other warranties, either express or implied, whether with respect to its recommendations, instructions, product apparatus, process or otherwise and specifically disclaims any implied warranties, whether of merchantability, suitability, fitness for a particular purpose or otherwise.

          SECTION 8.3 Patents. Neither party's recommendations or instructions are intended to suggest operations which would infringe any patents and neither OxyChem nor BCP assumes any liability to the other of any for any such infringement.

          SECTION 8.4 Uses and Safe Handling. OxyChem shall ship VCM to BCP in compliance with applicable statutes, rules and regulations. BCP hereby acknowledges receipt of OxyChem's material safety data sheet with respect to VCM. BCP shall carefully inspect VCM upon receipt and will maintain appropriate safe handling and use procedures for VCM used in its process as well as for the handling and loading of PVC. BCP will apprise its employees and contractors of the hazards, proper use and handling

                                    ANNEX E

requirements of VCM and PVC and shall comply with all applicable statutes, rules and regulations pertaining thereto.


          SECTION 8.5 Claims; Liability. BCP and OxyChem shall each be deemed to have waived all claims with respect to any VCM or PVC supplied hereunder for which notice of insufficient quality has not been given to the supplying party in writing within seventy-five (75) days of the receipt of such VCM or PVC. As to any claim of any nature, whether in contract, tort, strict liability or otherwise, BCP's liability shall not exceed the Conversion Fee attributable to the portion of PVC in respect of which such claim is made plus the value of the VCM attributable to the manufacture of such PVC. In no event shall either party or its affiliates be liable to the other for indirect, consequential, special, incidental or contingent damages, costs of litigation or for loss of business or business opportunities.

                                   ARTICLE IX
                                     TAXES

          SECTION 9.1 Responsibility for Taxes. OxyChem shall be responsible to pay all federal, state and local governmental taxes, excises, duties, and/or other charges (including, without limitation, sales and use taxes and Superfund Tax, and excepting taxes on or measured by the net income of BCP) that may be imposed with respect to the production, sale or transportation of VCM delivered to BCP hereunder. BCP shall be responsible to pay all federal, state and local governmental taxes, excises, duties, and/or other charges (including, without limitation, sales and use taxes, and excepting taxes on or measured by the net income of OxyChem) that may be imposed with respect to the production, sale or transportation of PVC delivered to OxyChem hereunder. Responsibilities for the payments set forth in this Section shall be reviewed by the parties from time to time and shall be revised upon their mutual agreement that such revision is required to conform with then current PVC industry practice.

                                   ARTICLE X
                          LIABILITY AND RESPONSIBILITY

          SECTION 10.1 Allocation of Liability. Except to the extent that such is solely and directly caused by any breach of OxyChem's obligations hereunder, BCP assumes full responsibility for any liability arising out of (a) unloading, discharge, storage, handling, use and disposal of any VCM supplied by OxyChem hereunder, including the use of such VCM alone or in combination with other substances and compliance or non-compliance with any law or regulations relating thereto, or (b) BCP's storage and handling of any PVC prior to delivery to OxyChem. BCP shall defend, indemnify and hold harmless OxyChem and its affiliates and their respective representatives and employees from and against all losses, liabilities, damages and expenses made against or incurred by OxyChem, its affiliates and their respective representatives and employees arising out of any claim, suit or proceeding by any governmental agency or any third parties which claim, suit or proceeding alleges death, personal or economic injury or damages to any private or public

                                    ANNEX E

property or resources caused or contributed to by PVC produced by BCP or VCM supplied hereunder if such death, injury or damages occurred, with respect to such PVC, prior to the delivery of such PVC to OxyChem or, with respect to such VCM, subsequent to BCP's receipt of such VCM from OxyChem, except in each case to the extent such is solely and directly caused by any breach of OxyChem's obligations hereunder. OxyChem shall defend, indemnify and hold harmless BCP and its affiliates and their respective representatives and employees from and against all losses, liabilities, damages and expenses made against or incurred by BCP, its affiliates and their respective representatives and employees arising out of any claim, suit or proceeding by any governmental agency or any third parties which claim, suit or proceeding alleges death, personal or economic injury or damages to any private or public property or resources caused or contributed to by PVC produced by BCP or VCM supplied by OxyChem hereunder if such death, injury or damages occurred, with respect to such PVC, after the delivery of such PVC to OxyChem or, with respect to such VCM, prior to BCP's receipt of such VCM from OxyChem, except in each case to the extent such is solely and directly caused by any breach of BCP's obligations hereunder.

                                   ARTICLE XI
                             EXCUSE OF PERFORMANCE

          SECTION 11.1 Excuse of Performance. Performance of any obligation under this Agreement may be suspended by either party without liability, to the extent that: an Act of God; war; riot; fire; explosion; accident; flood; sabotage; mechanical breakdown; involuntary plant shutdown; governmental laws, regulations or orders; or any other cause (except financial) beyond the reasonable control of such party; or labor trouble, strike, walkout, lockout or injunction (whether or not such labor event is within the reasonable control of such party), delays, prevents, restricts, limits, or renders commercially infeasible, the performance of this Agreement or the consumption, sale or use of VCM, except as to VCM already in transit. The affected party may invoke this provision by promptly notifying the other party in writing of the nature and estimated duration of the suspension period and exercising all reasonable diligence in curing such condition, provided, however, that neither party shall be obligated to procure VCM or PVC or otherwise obtain any materials required for its performance hereunder from other than its customary sources of supply. If any of the above described contingencies occur, the affected party shall, without further liability to the other party of any kind, allocate its available supply of VCM or PVC as the case may be, among its contract customers and such party's own internal consumption upon such basis and in such manner as such party deems fair and reasonable.

                                  ARTICLE XII
                                 MISCELLANEOUS

          SECTION 12.1 Imbalances. Any VCM or PVC imbalance occurring in connection with the operation of this Agreement whether as a result of an event within the

                                    ANNEX E

meaning of Article XI or otherwise shall be settled between the parties in such practical and equitable manner and at such intervals as they shall agree.

          SECTION 12.2 Notices. Any notice required or permitted to be given pursuant to this Agreement shall be in writing and shall be sufficiently given when duly mailed, postage prepaid, and addressed as follows or personally delivered or transmitted electronically.

          If to OxyChem for matters concerning quantity, price, quality, or shipment of VCM or PVC:

                              Occidental Chemical Corporation
                              5005 LBJ Freeway
                              Dallas, Texas 75244
                              Attention:  Director - Commodity Resins
                              Facsimile:  (214)404-2883
                              Attention:  Business Manager - VCM
                              Facsimile:  (214)404-2883

If to OxyChem for all other matters:

                              Occidental Chemical Corporation
                              5005 LBJ Freeway
                              Dallas, Texas  75244
                              Attention: Vice President and General Counsel
                              Facsimile:  (214)404-3957

with a copy to:

                              Occidental Chemical Corporation
                              5005 LBJ Freeway
                              Dallas, Texas  75244
                              Attention:  Director - Commodity Resins
                              Facsimile:  (214)404-2883

If to BCP:

                              Borden Chemicals and Plastics Operating Limited Partnership
                              Highway 73
                              Geismar, Louisiana 70734
                              Attention:  Vice President - Sales and Marketing
                              Facsimile:  (504)673-0672

with a copy to:               BCP Management, Inc.
                              180 E. Broad Street
                              Columbus, Ohio 43215
                              Attention: President

                                    ANNEX E

          SECTION 12.3 Assignment. This Agreement shall bind the respective successors and assigns of the parties hereto, provided however, that neither party may assign or otherwise transfer its rights or obligations hereunder to a third party without the prior written consent of the other party hereto, provided further, however, that such consent shall not be required in the case of an assignment of this Agreement to a subsidiary or affiliate of the assigning party. In the event that a party hereto, or such party's subsidiary or affiliate (if such party shall have previously assigned this Agreement to a subsidiary or affiliate) shall have entered into a binding agreement for the sale to a non-affiliate of all or substantially all of its business or assets pertaining to the performance of this Agreement then such party shall assign (and shall make it a condition of the binding agreement of sale that the acquiring party shall accept assignment of) this Agreement; provided, however, that in connection with such sale if the other party hereto shall not have provided its consent to an assignment of this Agreement to the acquiring party, then the assigning party may elect to terminate this Agreement, by written notice delivered not less than thirty days (30) prior to the effective date of such sale. Any permitted assignment shall not relieve the assignor of its obligations hereunder. Any attempted assignment without such consent as may be required by this provision shall be void.






          SECTION 12.5 Jurisdiction. The parties hereto agree that all of the provisions of this Agreement and any questions concerning its interpretation and enforcement shall be governed by the internal laws of the State of New York and the execution and delivery of this Agreement shall be deemed to be the transaction of business within the State of New York for purposes of conferring jurisdiction upon courts located within the state. The parties agree that any litigation arising out of this Agreement shall be brought only in the federal or state courts in the State of New York and both parties consent to the jurisdiction of said courts.

          SECTION 12.6 Entirety of Agreement. The provisions of this Agreement constitute the entire understanding between the parties relating to the subject matter hereof. Neither party shall be bound by any change in, addition to or waiver of any of the provisions hereof unless approved in writing by its authorized representative.

          SECTION 12.7 Waiver. Any waiver of any particular breach or default of this Agreement shall be in writing and shall not constitute a continuing waiver or a waiver of any other breach or default.

          SECTION 12.8 Headings. Section headings or titles are included for ease of reference and do not constitute any part of the text or affect its meaning or interpretation.

          SECTION 12.9 Default. Any failure of either party to make any payment required hereunder without deduction, setoff or counterclaim within ten
(10) days after

                                    ANNEX E

the same becomes due (excepting payments due but being contested in good faith), or if either party defaults in the performance of any other obligations, term or condition of this Agreement, or if either party shall make any assignment for the benefit of creditors, or in the event of a commencement of proceedings by or against either party involving bankruptcy, insolvency or reorganization, the other party, without demand or notice of any kind and without prejudice to any other remedy of such party, may cancel this Agreement or such party may defer further deliveries hereunder until the default is remedied. The remedies provided for in this Section are in addition to any other remedies that may be available to the parties in the event of a default.

          SECTION 12.10 Confidentiality. The parties shall, and shall cause their respective employees, agents and other representatives to, hold in strict confidence and not utilize for any commercial or other purpose or disclose to any other person, the terms and provisions of this Agreement; provided, however, that the foregoing obligation of confidence shall not apply to (i) any information that is or shall become generally available to the public other than as a result of a disclosure by or on behalf of such party, (ii) any information that was available to a party on a non-confidential basis prior to the date of this Agreement, (iii) any information that comes into a party's possession after the date of this Agreement from a third party not under any obligation of confidentiality with respect to such information, or (iv) any information that shall be required to be disclosed by or on behalf of a party as a result of any applicable law rule or regulation of any governmental authority having competent jurisdiction, provided, that such party shall give the other party thirty (30) days' prior written notice before making any such disclosure in accordance with the provisions of this clause (iv).

          IN WITNESS WHEREOF, the parties have, by their duly authorized representatives, signed this PVC Tolling Agreement as of the day and year first above written.

                             OCCIDENTAL CHEMICAL CORPORATION

                             By:_____________________________________
                             Title:__________________________________

                             BORDEN CHEMICALS AND PLASTICS OPERATING
                             LIMITED PARTNERSHIP BY ITS GENERAL PARTNER,
                             BCP MANAGEMENT, INC.

                             By:______________________________________
                             Title:___________________________________